File Pursuant to Rule 424(b)(4)
Registration No. 333-138699

PROSPECTUS

$56,000,000
ALYST ACQUISITION CORP.
7,000,000 units

Alyst Acquisition Corp. is a newly formed blank check company organized for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business. Our efforts to identify a prospective target business will not be limited to a particular industry although we intend to focus our efforts on acquiring an operating business in the telecommunications industry. We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf) contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction.

This is an initial public offering of our securities. Each unit that we are offering has a price of $8.00 and consists of one share of our common stock and one warrant. Each warrant entitles the holder to purchase one share of our common stock at a price of $5.00. Each warrant will become exercisable on the later of our completion of a business combination June 29, 2008, and will expire on June 28, 2011 or earlier upon redemption.

We have granted Ferris, Baker Watts Incorporated and Jesup & Lamont Securities Corporation, the representatives of the underwriters for this offering, a 45-day option to purchase up to 1,050,000 units (over and above the 7,000,000 units referred to above) solely to cover over-allotments, if any. The over-allotment will be used only to cover the net syndicate short position resulting from the initial distribution. We have also agreed to sell to Ferris, Baker Watts and Jesup & Lamont, for $100, as additional compensation, an option to purchase up to a total of 300,000 units at $10.00 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus, except that the exercise price of the underlying warrants will be $7.50 per share. The purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part.

Robert A. Schriesheim, our chairman of the board, Dr. William Weksel, our chief executive officer, Robert H. Davies, our chief strategist, Michael E. Weksel, our chief operating officer, chief financial officer, secretary and director, Paul Levy, one of our directors, and Ira Hollenberg IRA, Silverman Realty Group, Inc. Profit Sharing Plan (LCPSP), Norbert W. Strauss, David Strauss and Jonathan Strauss, each a stockholder of ours, have committed to purchase from us an aggregate of 1,820,000 warrants at $1.00 per warrant (for a total purchase price of $1,820,000). These purchases will take place on a private placement basis simultaneously with the consummation of this offering. All of the proceeds we receive from the purchases will be placed in the trust fund described below. The “insider warrants” to be purchased by these individuals will be identical to warrants underlying the units being offered by this prospectus except that if we call the warrants for redemption, the insider warrants will be exercisable on a cashless basis so long as they are still held by the purchasers or their affiliates. The insider warrants to be sold to these purchasers have been registered for resale under the registration statement of which this prospectus forms a part, but the purchasers have agreed that the insider warrants will not be sold or transferred by them until 90 days after we have completed a business combination. Accordingly, the insider warrants will be placed in escrow and will not be released until 90 days after the completion of our initial business combination.

There is presently no public market for our units, common stock or warrants. We intend to apply to have the units listed on the American Stock Exchange. Assuming that the units are listed on the American Stock Exchange, the units will be listed under the symbol “AYA.U” on or promptly after the date of this prospectus. Assuming that the units are listed on the American Stock Exchange, once the securities comprising the units begin separate trading, the common stock and warrants will be listed on the American Stock Exchange under the symbols “AYA” and “AYA.WS” respectively. We cannot assure you that our securities will be listed or will continue to be listed on the American Stock Exchange.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 12 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public Offering Price	Underwriting Discount and Commissions(1)	Proceeds, Before Expenses, to Us

Per unit	$8.00	$0.64	$7.36
Total	$56,000,000	$4,480,000	$51,520,000

——————

(1)

Includes a non-accountable expense allowance in the amount of 1% of the gross proceeds, or $0.08 per unit ($560,000 in total), payable to Ferris, Baker Watts and Jesup & Lamont. The non-accountable expense allowance is not payable with respect to the units sold upon exercise of the over-allotment option. Of the underwriting discount and commissions, $2,240,000 ($0.32 per unit), including the non-accountable expense allowance, is being deferred by the underwriters and will not be payable by us to the underwriters unless and until we consummate a business combination. Additionally, Ferris, Baker Watts and Jesup & Lamont will be granted an option to purchase up to a total of 350,000 units at $10.00 per unit. We estimate the value of this option, based on the assumptions described elsewhere in this prospectus, to be approximately $1,085,000.

$53,135,000 (or $61,378,250 of the over-allotment option is exercised in full) of the net proceeds of this offering (including the $2,240,000 or $0.32 per unit, or 2,111,250 if the over-allotment option is exercised in full of underwriting discounts and commissions payable to the underwriters in this offering which are being deferred by them until we consummate a business combination), plus the additional aggregate $1,820,000 we will receive from the purchase of the insider warrants by certain of our initial stockholders simultaneously with the consummation of this offering, for an aggregate of $54,955,000 (or $63,198,250 if the over-allotment option is exercised in full) (or approximately $7.85 per unit sold to the public in this offering), will be deposited into a trust account at Smith Barney, a division of Citigroup Global Markets, Inc., maintained by Continental Stock Transfer & Trust Company acting as trustee. These funds will not be released to us until the earlier of the completion of a business combination and our liquidation (which may not occur until June 29, 2009).

We are offering the units for sale on a firm-commitment basis. Ferris, Baker Watts and Jesup & Lamont, acting as representatives of the underwriters, expect to deliver our securities to investors in the offering on or about July 5, 2007.

Ferris, Baker Watts Incorporated	Jesup & Lamont Securities Corporation
Maxim Group LLC

June 29, 2007

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements. Unless otherwise stated in this prospectus:

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references to “we,” “us” or “our company” refer to Alyst Acquisition Corp.;

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“initial stockholders” or “existing stockholders” refers to all of our stockholders prior to this offering, including all of our officers and directors;

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“initial shares” refers to the 1,750,000 shares of common stock that our initial stockholders originally purchased from us for $25,000 in August 2006;

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“insider warrants” refers to the 1,820,000 warrants we are selling privately to Robert A. Schriesheim, Dr. William Weksel, Robert H. Davies, Michael E. Weksel, Paul Levy, Ira Hollenberg IRA, Silverman Realty Group, Inc. Profit Sharing Plan (LCPSP), Norbert W. Strauss, David Strauss and Jonathan Strauss upon consummation of this offering;

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the term “public stockholders” means the holders of the shares of common stock which are being sold as part of the units in this public offering (whether they are purchased in the public offering or in the aftermarket), including any of our existing stockholders to the extent that they purchase such shares; and

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the information in this prospectus assumes that the representatives of the underwriters will not exercise their over-allotment option.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

We are a blank check company organized under the laws of the State of Delaware on August 16, 2006. We were formed with the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business. To date, our efforts have been limited to organizational activities. Our efforts in identifying a prospective target business will not be limited to a particular industry or geographical location, although we intend to focus our initial efforts on acquiring an operating business in the telecommunications industry because that is where our management has its most extensive experience. However, it is possible that a potential transaction outside of the telecommunications industry will be brought to the attention of our management that is in our best interests. If this were the case, we would not be restricted from pursuing such a transaction.

The telecommunications industry encompasses those companies which create, develop, produce, deliver, own, distribute and/or market telecommunications-related products, software and/or services. These companies serve both domestic and international customers and, therefore, the operating businesses with which the company will seek to do a business combination may be located throughout the world. Among the areas of particular interest to us in the telecommunications industry are businesses engaged in:

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Wireline local and long-distance communications services;

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Application software for telecommunications management;

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Network equipment (both hardware and software);

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Application software and content delivered through telecommunications facilities;

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Satellite-based communications products and services;

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Wireless voice and data products and services;

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Telecommunications security products and services; and

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Information technology development and integration services.

We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf) contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction. We have not (nor have any of our agents or affiliates) been approached by any candidates (or representative of any candidates) with respect to a possible acquisition transaction with our company. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate, nor have we engaged or retained any agent or other representative to identify or locate any such acquisition candidate.

We will have until June 29, 2009 to consummate a business combination. We will proceed with a business combination only if (i) a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and (ii) public stockholders owning less than 30% of the shares sold in this offering both vote against the business combination and exercise their conversion rights described below. In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock included in their initial shares in accordance with the majority of the shares of common stock voted by the public stockholders. This voting arrangement shall not apply to shares included in units purchased in this offering or purchased following this offering in the open market by any of our existing stockholders, officers and directors. Accordingly, they may vote these shares on a proposed business combination any way they choose.

If we are unable to consummate a business combination by such date, our corporate existence will cease by operation of corporate law (except for the purposes of winding up our affairs and liquidating). Our initial business combination must be with a target business whose fair market value is at least equal to 80% of our net assets, meaning all of our assets, including the funds then held in the trust account, less our liabilities (but assuming for this purpose only that the deferred underwriting commissions are not liabilities) at the time of such acquisition, although this may entail simultaneous acquisitions of several operating businesses. The fair market value of the target will be determined by our board of directors based upon one or more standards generally accepted by the financial community (which may include actual and potential sales, earnings and cash flow or book value). We anticipate structuring a business combination to acquire 100% of the equity interests or assets of the target business. We may, however, structure a business combination to acquire less than 100% of such interests or assets of the target business but will not acquire less than a controlling interest (meaning not less than 50% of the voting securities of such target business). If we acquire only a controlling interest of a target business or businesses, the portion of such business that we acquire must have a fair market value equal to at least 80% of our net assets. If we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent integration of the operations and services or products of the acquired companies in a single operating business.

The target business, or controlling interest thereof, that we acquire may have a fair market value substantially in excess of 80% of our net assets. In order to consummate such an acquisition, we may issue a significant amount of our debt or equity securities to the sellers of such business and/or seek to raise additional funds through a private offering of debt or equity securities. There are no limitations on our ability to incur debt or issue securities in order to consummate a business combination. Since we have no specific business combination under consideration, we have not entered into any such fund raising arrangement and have no current intention of doing so.

Our principal executive offices are located at 233 East 69th Street, #6J, New York, New York 10021 and our telephone number is (646) 290-6104.

The Offering

Securities offered:

7,000,000 units, at $8.00 per unit, each unit consisting of:

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one share of common stock; and

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one warrant

The units will begin trading on or promptly after the date of this prospectus. Each of the common stock and warrants may trade separately on the 90th day after the date of this prospectus unless Ferris, Baker Watts and Jesup & Lamont determine that an earlier date is acceptable (based upon their assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular). In no event will Ferris, Baker Watts and Jesup & Lamont allow separate trading of the common stock and warrants until we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K with the Securities and Exchange Commission, including an audited balance sheet, promptly upon the consummation of this offering, which is anticipated to take place three business days from the date the units commence trading. The audited balance sheet will reflect our receipt of the proceeds from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option. We will also include in this Form 8-K, or amendment thereto, or in a subsequent Form 8-K, information indicating if Ferris, Baker Watts or Jesup & Lamont has allowed separate trading of the common stock and warrants prior to the 90th day after the date of this prospectus. The units will continue to trade along with the common stock and warrants after the units are separated. Holders will need to have their brokers contact our transfer agent in order to separate the units into common stock and warrants.

Securities to be sold to insiders:

1,820,000 insider warrants at $1.00 per warrant (for a total purchase price of approximately $1,820,000) will be sold to Robert A. Schriesheim, Dr. William Weksel, Robert H. Davies, Michael E. Weksel, Paul Levy, Ira Hollenberg IRA, Silverman Realty Group, Inc. Profit Sharing Plan (LCPSP), Norbert W. Strauss, David Strauss and Jonathan Strauss pursuant to letter agreements with us. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. The insider warrants will be identical to the warrants underlying the units being offered by this prospectus except that if we call the warrants for redemption, the insider warrants will be exercisable on a cashless basis so long as they are still held by such purchasers or their affiliates. The purchasers have agreed, pursuant to the agreements, that the insider warrants will not be sold or transferred by them until 90 days after we have completed a business combination. Accordingly, the insider warrants will be placed in escrow and will not be released until 90 days after the completion of a business combination. Ferris, Baker Watts and Jesup & Lamont have no intention of waiving these restrictions.

Common stock:
Number outstanding before this offering	1,750,000 shares
Number to be outstanding after this offering	8,750,000 shares

Warrants:
Number outstanding before this offering	0
Number to be sold to insiders	1,820,000 warrants

Number to be outstanding after this offering and sale to insiders	8,820,000 warrants
Exercisability	Each warrant is exercisable for one share of common stock.
Exercise price	$5.00
Exercise period

The warrants will become exercisable on the later of:

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the completion of a business combination with a target business, or

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June 29, 2008.

The warrants will expire at 5:00 p.m., New York City time, on June 28, 2011 or earlier upon redemption.

However, except with respect to the insider warrants, no warrant will be exercisable and we will not be obligated to issue shares of common stock unless at the time a holder seeks to exercise such warrant, a prospectus relating to the common stock issuable upon exercise of the warrant is current and the common stock has been qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Accordingly, such warrants could expire worthless if we fail to maintain an effective registration statement relating to the common stock issuable upon exercise of the warrants and fail to either qualify or obtain an exemption under the securities laws of the state of residence of the holder of the warrants. With respect to the insider warrants, we may be able to deliver unregistered shares of common stock to the holders of the insider warrants upon their exercise, notwithstanding our inability to have a prospectus relating to the common stock declared effective.

Redemption

We may redeem the outstanding warrants (including any of the insider warrants and any outstanding warrants issued upon exercise of the unit purchase option issued to Ferris, Baker Watts and Jesup & Lamont), with the prior consent of Ferris, Baker Watts and Jesup & Lamont:

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in whole and not in part,

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at a price of $.01 per warrant at any time while the warrants are exercisable (which will occur only if a registration statement relating to the common stock issuable upon exercise of the warrants is effective and current),

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upon a minimum of 30 days’ prior written notice of redemption, and

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if, and only if, the last sales price of our common stock equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

The redemption criteria for our warrants have been established at a price which is intended to provide warrantholders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing common stock price and the warrant exercise price so that if the stock price declines as a result of our redemption call, the differential will provide protection against such decline.

Since we may redeem the warrants only with the prior written consent of Ferris, Baker Watts and Jesup & Lamont and Ferris, Baker Watts and Jesup & Lamont may hold warrants subject to redemption, it may have a conflict of interest in determining whether or not to consent to such redemption. We cannot assure you that Ferris, Baker Watts and Jesup & Lamont will consent to such redemption if it is not in Ferris, Baker Watts’s and Jesup & Lamont’s best interest even if it is in our best interest.

Redemption – continued	If we call our warrants for redemption, the purchasers of the insider warrants would still be entitled to exercise such warrants on a cashless basis.

Proposed American Stock Exchange symbols for our:
Units	AYA.U
Common stock	AYA
Warrants	AYA.WS

Offering proceeds to be held in trust:

$53,135,000 of the net proceeds of this offering plus the $1,820,000 we will receive from the sale of the insider warrants (for an aggregate of $54,955,000 or approximately $7.85 per unit sold to the public in this offering) will be placed in a trust account at Smith Barney, a division of Citigroup Global Markets, Inc., maintained by Continental Stock Transfer & Trust Company, acting as trustee pursuant to an agreement to be signed on the date of this prospectus. This amount includes $2,240,000 (4%) of underwriting discounts and commissions, including the non-accountable expense allowance, payable to the underwriters in the offering that is being deferred. The underwriters have agreed that such amount will not be paid unless and until we consummate a business combination. Except as set forth below, these proceeds will not be released until the earlier of the completion of a business combination and our liquidation. Therefore, unless and until a business combination is consummated, the proceeds held in the trust account will not be available for our use for any deferred expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business. Notwithstanding the foregoing, there can be released to us from the trust account interest earned on the funds in the trust account (i) up to an aggregate of $1,680,000 to fund expenses related to investigating and selecting a target business and our other working capital requirements and (ii) any amounts we may need to pay our income or other tax obligations. With these exceptions, expenses incurred by us may be paid prior to a business combination only from the net proceeds of this offering not held in the trust account (initially $100,000).

None of the warrants may be exercised until after the consummation of a business combination and, thus, after the proceeds of the trust account have been disbursed. Accordingly, the warrant exercise price will be paid directly to us and not placed in the trust account.

Limited payments to insiders:

There will be no fees or other cash payments paid to our existing stockholders, officers, directors or their affiliates prior to, or for any services they render in order to effectuate, the consummation of a business combination (regardless of the type of transaction that it is) other than:

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repayment of an aggregate of $150,000 non-interest bearing loans made by Robert A. Schriesheim, our chairman of the board, Dr. William Weksel, our chief executive officer, Robert H. Davies, our chief strategist, and Michael E. Weksel, our chief operating officer, chief financial officer, secretary and director; and

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reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on our behalf, such as identifying and investigating possible business targets and business combinations.

Conflicts of Interest

You should be aware of the following potential conflicts of interest:

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None of our officers and directors is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.

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In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

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The initial shares and insider warrants owned by our officers and directors will be worthless if a business combination is not consummated.

These facts, along with the others detailed elsewhere in this prospectus, may cause our officers and directors to have conflicts of interest in determining whether to engage in a particular business combination.

Certificate of Incorporation:

As discussed below, there are specific provisions in our amended and restated certificate of incorporation that may not be amended prior to our consummation of a business combination, including our requirements to seek stockholder approval of such a business combination and to allow our stockholders to seek conversion of their shares if they do not approve of such a business combination. While we have been advised that such provisions limiting our ability to amend our certificate of incorporation may not be enforceable under Delaware law, we view these provisions, which are contained in Article Seventh of our amended and restated certificate of incorporation, as obligations to our stockholders and will not take any action to amend or waive these provisions.

Our amended and restated certificate of incorporation also provides that we will continue in existence only until June 29, 2009. If we have not completed a business combination by such date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating, pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our board of directors and stockholders to formally vote to approve our dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State). In connection with any proposed business combination we submit to our stockholders for approval, we will also submit to stockholders a proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence, thereby removing this limitation on our corporate life. We will only consummate a business combination if stockholders vote both in favor of such business combination and our amendment to provide for our perpetual existence. The approval of the proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence would require the affirmative vote of a majority of our outstanding shares of common stock. We view this provision terminating our corporate life by June 29, 2009

Certificate of Incorporation – continued:

as an obligation to our stockholders and will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of a business combination.

Public stockholders must approve Business combination:

Pursuant to our amended and restated certificate of incorporation, we will seek stockholder approval before we effect any business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. We view this requirement as an obligation to our stockholders and will not take any action to amend or waive this provision in our amended and restated certificate of incorporation. In connection with the vote required for any business combination, all of our initial stockholders, including all of our officers and directors, have agreed to vote the shares of common stock owned by them immediately before this offering in accordance with the majority of the shares of common stock voted by the public stockholders. We will proceed with a business combination only if (i) a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and (ii) public stockholders owning less than 30% of the shares sold in this offering both vote against the business combination and exercise their conversion rights described below.

Conversion rights for stockholders voting to reject a business combination:

Pursuant to our amended and restated certificate of incorporation, public stockholders voting against a business combination will be entitled to convert their stock into a pro rata share of the trust account (initially $7.85 per share, whether or not the over-allotment option is exercised plus any interest earned on their portion of the trust account but less the interest that may be released to us as described above to fund our working capital requirements and pay any of our tax obligations, if the business combination is approved and completed. We view this requirement as an obligation to our stockholders and will not take any action to amend or waive this provision in our amended and restated certificate of incorporation. Our existing stockholders will not have such conversion rights with respect to any shares of common stock owned by them, directly or indirectly, whether included in or underlying their initial shares or purchased by them in this offering or in the aftermarket (nor will they seek appraisal rights with respect to such shares if appraisal rights would be available to them). Public stockholders who convert their stock into their share of the trust fund will continue to have the right to exercise any warrants they may hold.

An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and completed. Additionally, we may require public stockholders, whether they are a record holder or hold their shares in “street name,” to either tender their certificates to our transfer agent at any time through the vote on the business combination or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $35 and it would be up to the broker whether or not to pass this cost on to the converting holder.

The proxy solicitation materials that we will furnish to stockholders in connection with the vote for any proposed business combination will indicate whether we are requiring stockholders to satisfy such certification and delivery requirements. Accordingly, a stockholder would have from the time we send out our proxy statement through the vote on the business combination to deliver his shares if he wishes to seek to exercise his conversion rights. This time period varies depending on the specific facts of each transaction. However, as the delivery process can be accomplished by the stockholder, whether or not he is a record holder or his shares are held in “street name,” in a matter of hours by simply contacting the transfer agent or his broker and requesting delivery of his shares through the DWAC System, we believe this time period is sufficient for an average investor.

Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. Furthermore, if a stockholder delivered his certificate for conversion and subsequently decided prior to the meeting not to elect conversion, he may simply request that the transfer agent return the certificate (physically or electronically).

If a vote on our initial business combination is held and the business combination is not approved, we may continue to try to consummate a business combination with a different target until twenty four months from the date of this prospectus. If the initial business combination is not approved or completed for any reason, then public stockholders voting against our initial business combination who exercised their conversion rights would not be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account. In such case, if we have required public stockholders to deliver their certificates prior to the meeting, we will promptly return such certificates to the public stockholder.

Investors in this offering who do not sell, or who receive less than an aggregate of approximately $0.15 of net sales proceeds for, the warrants included in the units, and persons who purchase common stock in the aftermarket at a price in excess of $7.85 per share, may have a disincentive to exercise their conversion rights because the amount they would receive upon conversion could be less than their original or adjusted purchase price.

Liquidation if no business combination:

As described above, if we have not consummated a business combination by June 29, 2009, our corporate existence will cease by operation of law and we will promptly distribute only to our public stockholders the amount in our trust account (including any accrued interest then remaining in the trust account) plus any remaining net assets.

We cannot assure you that the per-share distribution from the trust fund, if we liquidate, will not be less than $7.85, plus interest then held in the trust fund for the following reasons:

Prior to liquidation, pursuant to Section 281 of the Delaware General Corporation Law, we will adopt a plan that will provide for our payment based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any creditors known to us at that time as well as provide for any claims that we believe could potentially be brought against us within the subsequent 10 years prior to distributing the funds held in the trust to our public stockholders. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders

Liquidation if no business combination: – (continued)

could potentially be liable for any claims of creditors to the extent of distributions received by them (but no more).

Furthermore, while we will seek to have all vendors and service providers (which would include any third parties we engaged to assist us in any way in connection with our search for a target business) and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, there is no guarantee that they will execute such agreements.

Nor is there any guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account or that a court would not conclude that such agreements are not legally enforceable. Robert A. Schriesheim, our chairman of the board, Dr. William Weksel, our chief executive officer, Robert H. Davies, our chief strategist, and Michael E. Weksel, our chief operating officer, chief financial officer, secretary and director, have agreed that they will be personally liable, pro rata based on their respective ownership interest of our initial shares, to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. However, we cannot assure you that they will be able to satisfy those obligations, if they are required to do so.

We anticipate the distribution of the funds in the trust account to our public stockholders will occur by July 12, 2009. Our existing stockholders have waived their rights to participate in any liquidation distribution with respect to their initial shares. We will pay the costs of liquidation from our remaining assets outside of the trust account.

If such funds are insufficient, Robert A. Schriesheim, Dr. William Weksel, Robert H. Davies, and Michael E. Weksel have contractually agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and have contractually agreed not to seek repayment for such expenses.

On the date of this prospectus, all of our existing stockholders, including all of our officers and directors, will place their initial shares into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions, (such as transfers to relatives and trusts for estate planning purposes, while remaining in escrow), these shares will not be transferable during the escrow period and will not be released from escrow until one year after the consummation of a business combination, or earlier if, following a business combination, we engage in a subsequent transaction resulting in our stockholders having the right to exchange their shares for cash or other securities or if we liquidate and dissolve.

Risks

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of our management team, but also the special risks we face as a blank check company. In addition, you should consider the following risks:

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this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings;

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investors’ funds will be held in trust for 24 months in the event we are unable to consummate a business combination;

•

if third parties bring claims against us, the proceeds held in trust could be reduced and the per share liquidation price may be less than $7.85 per share;

•

stockholders may be held liable for claims by third parties against us to the extent of distributions received by them;

•

an effective registration statement may not be in place when you desire to exercise your warrants, thereby potentially causing such warrants to be worthless; and

•

there is no cash settlement option for any of our warrants.

You should carefully consider these and the other risks which are set forth in detail in the section entitled ‘‘Risk Factors’’ beginning on page 12 of this prospectus.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data are presented.

	February 28, 2007
	Actual	As Adjusted(1)
Balance Sheet Data:	(unaudited)
Working capital (deficiency)	$(81,138)	52,807,046
Total assets	142,046	52,807,046
Total liabilities	150,000	—
Value of common stock which may be converted to cash	—	16,481,004
Stockholders’ equity	(7,954)	36,326,042

——————

(1)

Includes the $1,820,000 we will receive from the sale of the insider warrants. Additionally, if a business combination is consummated, public stockholders who voted against the business combination and exercised their conversion rights would be entitled to receive approximately $7.85 per share, which amount represents approximately $7.53 per share from the proceeds of this offering and the private placement and approximately $0.32 per share of deferred underwriting discounts and commissions including the non-accountable expense allowance.

The “as adjusted” information gives effect to the sale of the units we are offering, including the application of the related gross proceeds and the payment of the estimated remaining costs from such sale and the repayment of the accrued and other liabilities required to be repaid.

Deferred offering costs of $73,184 paid or incurred prior to February 28, 2007 have been recorded as a long-term asset and are reclassified against stockholders’ equity in the “as adjusted” information.

The “as adjusted” working capital and total assets amounts include the $54,955,000 to be held in the trust account (which includes the amounts held in the trust account representing the $1,820,000 of proceeds from the private sale of insider warrants simultaneously with the consummation of this offering) which will be available to us only upon the consummation of a business combination within the time period described in this prospectus. If a business combination is not so consummated, the trust account totaling $54,955,000 of net proceeds from the offering, as well as the $1,820,000 of proceeds from the private placement of the insider warrants, and all accrued interest earned thereon less (i) up to $1,680,000 that may be released to us to fund our expenses and other working capital requirements and (ii) any amounts released to us to pay our income or other tax obligations, will be distributed solely to our public stockholders (subject to our obligations under Delaware law to provide for claims of creditors).

We will not proceed with a business combination if public stockholders owning 30% or more of the shares sold in this offering vote against the business combination and exercise their conversion rights. Accordingly, we may effect a business combination if public stockholders owning up to approximately 29.99% of the shares sold in this offering exercise their conversion rights. If this occurred, we would be required to convert to cash up to approximately 29.99% of the 7,000,000 shares sold in this offering, or 2,099,300 shares of common stock, at an initial per-share conversion price of approximately $7.85 (for a total of approximately $16,481,004), without taking into account interest earned on the trust account. The actual per-share conversion price will be equal to:

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the amount in the trust account, including all accrued interest after distribution of interest income on the trust account balance to us as described above, as of two business days prior to the proposed consummation of the business combination,

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divided by the number of shares of common stock sold in the offering.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully the material risks described below, which we believe represent all the material risks related to the offering, together with the other information contained in this prospectus, before making a decision to invest in our units.

Risks Associated With Our Business

We are a development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to commence operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire an operating business. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates. We will not generate any revenues until, at the earliest, after the consummation of a business combination.

We cannot assure you that a business combination will occur.  Our independent public accountants have included an explanatory paragraph in their report on our financial statements relating to a substantial doubt existing about our ability to continue as a going concern.

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”

As of October 13, 2006, we had $122,473 in cash and a working capital deficiency of $27,726. Further, we have incurred and expect to continue to incur significant costs in pursuit of our financing and acquisition plans. Management’s plans to address this uncertainty through this offering are discussed in the section of this prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” We cannot assure you that our plans to raise capital or to consummate a business combination will be successful or successful within the target business acquisition period. The financial statements contained elsewhere in this prospectus do not include any adjustments that might result from our inability to consummate this offering or our inability to continue as a going concern. These factors, among others, raise substantial doubt about our ability to continue as a going concern.

If we are forced to liquidate before a business combination and distribute the trust account, our public stockholders may receive less than $8.00 per share and our warrants will expire worthless.

If we are unable to complete a business combination within the prescribed time frames and are forced to liquidate our assets, the per-share liquidation distribution may be less than $8.00 because of the expenses of this offering, our general and administrative expenses and the anticipated costs of seeking a business combination. Furthermore, there will be no distribution with respect to our outstanding warrants which will expire worthless if we liquidate before the completion of a business combination.

If we are unable to consummate a business combination, our public stockholders will be forced to wait the full 24 months before receiving liquidation distributions.

We have 24 months in which to complete a business combination. We have no obligation to return funds to investors prior to such date unless we consummate a business combination prior thereto and only then in cases where investors have sought conversion of their shares. Only after the expiration of this full time period will public stockholders be entitled to liquidation distributions if we are unable to complete a business combination. Accordingly, investors’ funds may be unavailable to them until such date.

If the net proceeds of this offering not being held in trust are insufficient to allow us to operate for at least the next 24 months, we may be unable to complete a business combination.

We believe that, upon consummation of this offering, the funds available to us outside of the trust account, plus the interest earned on the funds held in the trust account that may be available to us, will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time.

However, we cannot assure you that our estimates will be accurate. We could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business.

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, since our securities will be listed on the American Stock Exchange, a national securities exchange, and we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors in blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Because we are not subject to Rule 419, our units will be immediately tradable, we will be able to use up to $1,680,000 of interest income from the trust fund prior to our consummation of a business combination and we have a longer period of time to complete a business combination than we would if we were subject to such rule.

Because there are numerous companies with a business plan similar to ours seeking to effectuate a business combination, it may be more difficult for us to do so.

Since August 2003, based upon publicly available information, approximately 111 similarly structured blank check companies have completed initial public offerings in the United States. Of these companies, only 27 companies have consummated a business combination, while 25 other companies have announced they have entered into a definitive agreement for a business combination, but have not consummated such business combination. Accordingly, there are approximately 54 blank check companies with more than $5.8 billion in trust that are seeking to carry out a business plan similar to our business plan. Furthermore, there are a number of additional offerings for blank check companies that are still in the registration process but have not completed initial public offerings and there are likely to be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to our completion of a business combination. While some of those companies must complete a business combination in specific industries, a number of them may consummate a business combination in any industry they choose. Therefore, we may be subject to competition from these and other companies seeking to consummate a business plan similar to ours. Because of this competition, we cannot assure you that we will be able to effectuate a business combination within the required time periods.

We will depend on interest earned on the trust account to fund our search for a target business or businesses, to pay our tax obligations and to complete our initial business combination.

We will depend almost entirely on sufficient interest being earned on the proceeds held in the trust account to provide us with additional working capital we will need to identify one or more target businesses and to complete our initial business combination, as well as to pay any tax obligations that we may owe. While we are entitled to have released to us for such purposes certain interest earned on the funds in the trust account, a substantial decline in interest rates may result in our having insufficient funds available with which to structure, negotiate or close an initial business combination. In such event, we would need to borrow funds from our initial stockholders to operate or may be forced to liquidate.

If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share liquidation price received by stockholders may be less than $7.85 per share.

Our placing of funds in trust may not protect those funds from third party claims against us. Although we will seek to have all vendors and service providers we engage and prospective target businesses we negotiate with, execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements. Furthermore, there is no guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account. Nor is there any guarantee that a court would uphold the validity of such agreements. Accordingly, the proceeds held in trust could be subject to claims which could take priority over those of our public stockholders. If we liquidate before the completion of a business combination and distribute the proceeds held in trust to our public stockholders, Robert A. Schriesheim, our chairman of the board, Dr. William Weksel, our chief executive officer, Robert H. Davies, our chief strategist, and Michael E. Weksel, our chief operating officer, chief financial officer, secretary and director, have agreed that they will be personally liable, pro rata based on their respective ownership interests of our initial shares, to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. Because we will seek to have all vendors and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, we believe the likelihood of Messrs. Schriesheim, Weksel, Davies, and Weksel having any such obligations is minimal. Notwithstanding the foregoing, we have questioned such individuals on their financial net worth and reviewed their financial information and believe they will be able to satisfy any indemnification obligations that may arise. However, this belief is based on our expectation that their indemnification obligations will be less than approximately $500,000. Accordingly, if that expectation turns out to be incorrect, we cannot assure you that they will be able to satisfy those obligations. Therefore, we cannot assure you that the per-share distribution from the trust fund, if we liquidate, will not be less than $7.85, plus interest, due to such claims.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders at least $7.85 per share.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.

Our amended and restated certificate of incorporation provides that we will continue in existence only until 24 months from the date of this prospectus. If we have not completed a business combination by such date and amended this provision in connection thereto, pursuant to the Delaware General Corporation Law, our corporate existence will cease except for the purposes of winding up our affairs and liquidating. Under Sections 280 through 282 of the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after the expiration of the twenty four month period and, therefore, we do not intend to comply with those procedures. Because we will not be complying with those procedures, we are required, pursuant to Section 281 of the Delaware General Corporation Law, to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent 10 years prior to distributing the funds held in the trust to stockholders. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of the date of distribution. Accordingly, we cannot assure you that third parties will not seek to recover from our stockholders amounts owed to them by us.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after June 29, 2009, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

An effective registration statement may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise his, her or its warrants and causing such warrants to be practically worthless.

No warrant held by public stockholders will be exercisable and we will not be obligated to issue shares of common stock unless at the time such holder seeks to exercise such warrant, a prospectus relating to the common stock issuable upon exercise of the warrant is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so, and if we do not maintain a current prospectus related to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise, whether by net cash settlement or otherwise. If the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, the warrants held by public stockholders may have no value, the market for such warrants may be limited and such warrants may expire worthless. If the warrants expire worthless, an investor who purchased units in our offering will have paid the full unit price just for shares of common stock. The insider warrants may be exercisable for unregistered shares of common stock even if the prospectus relating to the common stock issuable upon exercise of the warrants is not current. There is no cash settlement option for any of our warrants.

An investor will only be able to exercise a warrant if the issuance of common stock upon such exercise has been registered or qualified or is deemed exempt under the securities laws of the state of residence of the holder of the warrants.

No warrants will be exercisable and we will not be obligated to issue shares of common stock unless the common stock issuable upon such exercise has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Because the exemptions from qualification in certain states for resales of warrants and for issuances of common stock by the issuer upon exercise of a warrant may be different, a warrant may be held by a holder in a state where an exemption is not available for issuance of common stock upon an exercise and the holder will be precluded from exercise of the warrant. At the time that the warrants become exercisable (following our completion of a business combination), we expect to either continue to be listed on a national securities exchange, which would provide an exemption from registration in every state, or we would register the warrants in every state (or seek another exemption from registration in such states). Accordingly, we believe holders in every state will be able to exercise their warrants as long as our prospectus relating to the common stock issuable upon exercise of the warrants is current. However, we cannot assure you of this fact. As a result, the warrants may be deprived of any value, the market for the warrants may be limited and the holders of warrants may not be able to exercise their warrants if the common stock issuable upon such exercise is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

Since we have not yet selected a particular industry or target business with which to complete a business combination, we are unable to currently ascertain the merits or risks of the industry or business in which we may ultimately operate.

We may consummate a business combination with a company in any industry we choose and are not limited to any particular industry or type of business. Accordingly, there is no current basis for you to evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target business which we may ultimately acquire. To the extent we complete a business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in the business operations of those entities. If we complete a business combination with an entity in an industry characterized by a high level of risk, we may be affected by the currently unascertainable risks of that industry. Although our management will endeavor to evaluate the risks inherent in a particular industry or target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors and as a result, you should not place undue reliance on such assessment. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business.

If we seek to effect a business combination with an entity that is directly or indirectly affiliated with members of our management team, conflicts of interest could arise.

Members of our management team either currently have or may in the future have affiliations with companies that we may seek to acquire. Despite our agreement to obtain an opinion from an independent investment banking firm that a business combination with an affiliated entity is fair to our stockholders from a financial point of view, potential conflicts of interest may still exist and, as a result, the terms of the business combination may not be as advantageous to our public stockholders as they would have been absent any conflicts of interest.

We may issue shares of our capital stock or debt securities to complete a business combination, which would reduce the equity interest of our stockholders and may cause a change in control of our ownership.

Our amended and restated certificate of incorporation which will be in effect at the time of consummation of this offering authorizes the issuance of up to 30,000,000 shares of common stock, par value $.0001 per share, and 1,000,000 shares of preferred stock, par value $.0001 per share. Immediately after this offering and the purchase of the insider warrants (assuming no exercise of the over-allotment option), there will be 11,830,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of the shares upon full exercise of our outstanding warrants and the unit purchase option granted to Ferris, Baker Watts and Jesup & Lamont and all of the 1,000,000 shares of preferred stock available for issuance. Although we have no commitment as of the date of this offering, we may issue a substantial number of additional shares of our common or preferred stock, or a combination of common and preferred stock, to complete a business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

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may significantly reduce the equity interest of investors in this offering;

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may subordinate the rights of holders of common stock if we issue preferred stock with rights senior to those afforded to our common stock;

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may cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and

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may adversely affect prevailing market prices for our common stock.

Similarly, if we issue debt securities, it could result in:

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default and foreclosure on our assets if our operating revenues after a business combination are insufficient to repay our debt obligations;

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acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

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our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

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our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding.

Our ability to successfully effect a business combination and to be successful thereafter will be totally dependent upon the efforts of our key personnel, some of whom may join us following a business combination.

Our ability to successfully effect a business combination is dependent upon the efforts of our key personnel. The role of our key personnel in the target business, however, cannot presently be ascertained. Although some of our key personnel may remain with the target business in senior management or advisory positions following a business combination, it is likely that some or all of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company which could cause us to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following a business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Our key personnel will be able to remain with the company after the consummation of a business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business. However, we believe the ability of such individuals to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination.

Our officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to consummate a business combination.

Our officers and directors are not required to commit their full time to our affairs, which could create a conflict of interest when allocating their time between our operations and their other commitments. We do not intend to have any full time employees prior to the consummation of a business combination. All of our executive officers are engaged in several other business endeavors and are not obligated to devote any specific number of hours to our affairs. If our officers’ and directors’ other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination. We cannot assure you that these conflicts will be resolved in our favor. As a result, a potential target business may be presented to another entity prior to its presentation to us and we may miss out on a potential transaction.

Our officers and directors may not have significant experience or knowledge of the industry of the target.

Our management has its most extensive experience in the telecommunications industry. However, we may consummate a business combination with a target business in any industry we choose. If we decide to complete a business combination with a target that operates in a field outside of the telecommunications industry, we cannot assure you that our officers and directors will have gained enough experience or have sufficient knowledge relating to the industry of the target to make an appropriate business combination decision.

Our officers and directors may in the future become affiliated with entities engaged in business activities similar to those intended to be conducted by us and accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Our officers and directors may in the future become affiliated with entities, including other “blank check” companies, engaged in business activities similar to those intended to be conducted by us. Additionally, our officers and directors may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe fiduciary duties. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. We cannot assure you that these conflicts will be resolved in our favor. As a result, a potential target business may be presented to another entity prior to its presentation to us and we may miss out on a potential transaction.

All of our officers and directors own shares of our common stock issued prior to the offering and some of them will own warrants following this offering. These shares and warrants will not participate in liquidation distributions and, therefore, our officers and directors may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.

All of our officers and directors own shares of our common stock that were issued prior to this offering. Additionally, certain of our officers and directors are purchasing insider warrants upon consummation of this offering. Such individuals have waived their right to receive distributions with respect to their initial shares upon our liquidation if we are unable to consummate a business combination. Accordingly, the shares and warrants acquired prior to this offering, as well as the insider warrants, and any warrants purchased by our officers or directors in this offering or in the aftermarket will be worthless if we do not consummate a business combination. The personal and financial interests of our directors and officers may influence their motivation in timely identifying and selecting a target business and completing a business combination. Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

We may not seek an opinion from an unaffiliated third party as to the fair market value of the target business we acquire or that the price we are paying for the business is fair to our stockholders from a financial point of view.

We are not required to obtain an opinion from an unaffiliated third party that the target business we select has a fair market value in excess of at least 80% of our net assets. We are also not required to obtain an opinion from an unaffiliated third party indicating that the price we are paying is fair to our stockholders from a financial point of view unless the target is affiliated with our officers, directors, special advisors, existing stockholders or their affiliates. If no opinion is obtained, our stockholders will be relying on the judgment of our board of directors, whose collective experience in business evaluations for blank check companies like ours is not significant.

The American Stock Exchange may delist our securities from listing on its exchange which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We anticipate that our securities will be listed on the American Stock Exchange, a national securities exchange, upon consummation of this offering. We cannot assure you that our securities will continue to be listed on the American Stock Exchange in the future prior to a business combination. Additionally, in connection with our business combination, it is likely that the American Stock Exchange may require us to file a new initial listing application and meet its initial listing requirements as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If the American Stock Exchange delists our securities from trading on its exchange, we could face significant material adverse consequences, including:

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a limited availability of market quotations for our securities;

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a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;

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a limited amount of news and analyst coverage for our company; and

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a decreased ability to issue additional securities or obtain additional financing in the future.

We may only be able to complete one business combination with the proceeds of this offering, which will cause us to be solely dependent on a single business which may have a limited number of products or services.

Our business combination must be with a business with a fair market value of at least 80% of our net assets at the time of such acquisition, although this may entail the simultaneous acquisitions of several operating businesses at the same time. By consummating a business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

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solely dependent upon the performance of a single business, or

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dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination.

Alternatively, if our business combination entails the simultaneous acquisitions of several operating businesses at the same time from different sellers, we would face additional risks, including difficulties and expenses incurred in connection with the subsequent integration of the operations and services or products of the acquired companies into a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

The ability of our stockholders to exercise their conversion rights may not allow us to effectuate the most desirable business combination or optimize our capital structure.

When we seek stockholder approval of any business combination, we will offer each public stockholder (but not our existing stockholders) the right to have his, her or its shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. Because the initial per-share conversion price is approximately $7.85 per share upon liquidation, plus any interest, which may be less than the $8.00 per-unit offering price, there may be a disincentive on the part of public stockholders to exercise their conversion rights. A public stockholder must both vote against such business combination and then exercise his, her or its conversion rights to receive a pro rata portion of the trust account. Accordingly, if our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise such conversion rights, we may either need to reserve part of the trust account for possible payment upon such conversion, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of stockholders exercise their conversion rights than we expect. Since we have no specific business combination under consideration, we have not taken any steps to secure third party financing. Therefore, we may not be able to consummate a business combination that requires us to use all of the funds held in the trust account as part of the purchase price, or we may end up having a leverage ratio that is not optimal for our business combination. This may limit our ability to effectuate the most attractive business combination available to us.

We may require stockholders who wish to convert their shares in connection with a proposed business combination to comply with specific requirements for conversion that may make it more difficult for them to exercise their conversion rights prior to the deadline for exercising their rights.

We may require public stockholders who wish to convert their shares in connection with a proposed business combination to either tender their certificates to our transfer agent at any time prior to the vote taken at the stockholder meeting relating to such business combination or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC and our transfer agent will need to act to facilitate this request. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical stock certificate. While we have been advised that it takes a short time to deliver shares through the DWAC System, we cannot assure you of this fact. Accordingly, if it takes longer than we anticipate for stockholders to deliver their shares, stockholders who wish to convert may be unable to meet the deadline for exercising their conversion rights and thus may be unable to convert their shares.

We will proceed with a business combination only if public stockholders owning less than 30% of the shares sold in this offering exercise their conversion rights.

We will proceed with a business combination only if public stockholders owning less than 30% of the shares sold in this offering exercise their conversion rights. Accordingly, approximately 29.99% of the public stockholders may exercise their conversion rights and we could still consummate a proposed business combination. We have been advised that stockholders of other blank check companies have threatened to vote against proposed business combinations (thereby jeopardizing the companies’ ability to consummate their business combinations) unless the companies paid such stockholders a premium for their shares. We have increased the conversion percentage from 20% to 30% in order to reduce the likelihood that a small group of investors holding a block of our stock will be able to stop us from completing a business combination that may otherwise be approved by a large majority of our public stockholders. As a result of this change, it may be easier for us to complete a business combination even in the face of a strong stockholder dissent, thereby negating some of the protections of having a lower conversion threshold to public stockholders. Furthermore, the ability to consummate a transaction despite shareholder disapproval in excess of what would be permissible in a traditional blank check offering may be viewed negatively by potential investors seeking shareholder protections consistent with traditional blank check offerings. However, we believe the benefit of approving a transaction with a large majority approving it outweighs these potential negatives. While there are some recent other offerings similar to ours which include conversion provisions greater than 20%, the 20% threshold is customary and standard for offerings similar to ours.

Our business combination may require us to use substantially all of our cash to pay the purchase price. In such a case, because we will not know how many stockholders may exercise such conversion rights, we may need to arrange third party financing to help fund our business combination in case a larger percentage of stockholders exercise their conversion rights than we expect. Additionally, even if our business combination does not require us to use substantially all of our cash to pay the purchase price, if a significant number of stockholders exercise their conversion rights, we will have less cash available to use in furthering our business plans following a business combination and may need to arrange third party financing. We have not taken any steps to secure third party financing for either situation. We cannot assure you that we will be able to obtain such third party financing on terms favorable to us or at all.

Because of our limited resources and structure, we may not be able to consummate an attractive business combination.

We expect to encounter intense competition from entities other than blank check companies having a business objective similar to ours, including venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, the obligation we have to seek stockholder approval of a business combination may delay the consummation of a transaction. Additionally, our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination. Because only 52 of the 111 blank check companies that have gone public in the United States since August 2003 have either consummated a business combination or entered into a definitive agreement for a business combination, it may indicate that there are fewer attractive target businesses available to such entities like our company or that many privately held target businesses are not inclined to enter into these types of transactions with publicly held blank check companies like ours. If we are unable to consummate a business combination with a target business within the prescribed time periods, we will be forced to liquidate.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure or abandon a particular business combination.

Although we believe that the net proceeds of this offering will be sufficient to allow us to consummate a business combination, because we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination, the depletion of the available net proceeds in search of a target business, or the obligation to convert into cash a significant number of shares from dissenting stockholders, we will be required to seek additional financing. We cannot assure you that such financing will be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after a business combination.

Our existing stockholders, including our officers and directors, control a substantial interest in us and thus may influence certain actions requiring a stockholder vote.

Upon consummation of our offering, our existing stockholders (including all of our officers and directors) will collectively own 20% of our issued and outstanding shares of common stock (assuming they do not purchase any units in this offering). Our board of directors is and will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office until at least the consummation of the business combination. If there is an annual meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and our existing stockholders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our existing stockholders will continue to exert control at least until the consummation of a business combination.

Our existing stockholders paid an aggregate of $25,000, or approximately $0.014 per share, for their initial shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

The difference between the public offering price per share and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to the investors in this offering. Our existing stockholders acquired their initial shares of common stock at a nominal price, significantly contributing to this dilution. Assuming the offering is completed, you and the other new investors will incur an immediate and substantial dilution of approximately 31.73% or $2.54 per share (the difference between the pro forma net tangible book value per share of $5.46 and the initial offering price of $8.00 per unit).

Our outstanding warrants and option may have an adverse effect on the market price of our common stock and make it more difficult to effect a business combination.

We will be issuing warrants to purchase 7,000,000 shares of common stock as part of the units offered by this prospectus and the insider warrants to purchase 1,820,000 shares of common stock. We will also issue an option to purchase 300,000 units to the representatives of the underwriters which, if exercised, will result in the issuance of an additional 300,000 warrants. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of a substantial number of additional shares upon exercise of these warrants and option could make us a less attractive acquisition vehicle in the eyes of a target business. Such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants and option may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants and option could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent these warrants and option are exercised, you may experience dilution to your holdings.

If our existing stockholders exercise their registration rights with respect to their initial shares, it may have an adverse effect on the market price of our common stock and the existence of these rights may make it more difficult to effect a business combination.

Our existing stockholders are entitled to make a demand that we register the resale of their initial shares at any time commencing three months prior to the date on which their shares are released from escrow. If our existing stockholders exercise their registration rights with respect to all of their initial shares, then there will be an additional 1,750,000 shares of common stock eligible for trading in the public market. The presence of these additional shares of common stock trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business, as the stockholders of the target business may be discouraged from entering into a business combination with us or will request a higher price for their securities because of the potential effect the exercise of such rights may have on the trading market for our common stock.

If we effect a business combination with a company located outside of the United States, we would be subject to a variety of additional risks that may negatively impact our operations.

We may effect a business combination with a company located outside of the United States. If we did, we would be subject to any special considerations or risks associated with companies operating in the target business’ home jurisdiction, including any of the following:

•

rules and regulations or currency conversion or corporate withholding taxes on individuals;

•

tariffs and trade barriers;

•

regulations related to customs and import/export matters;

•

longer payment cycles;

•

tax issues, such as tax law changes and variations in tax laws as compared to the United States;

•

currency fluctuations and exchange controls;

•

challenges in collecting accounts receivable;

•

cultural and language differences; and

•

employment regulations.

We cannot assure you that we would be able to adequately address these additional risks. If we were unable to do so, our operations might suffer.

If we effect a business combination with a company located outside of the United States, the laws applicable to such company will likely govern all of our material agreements and we may not be able to enforce our legal rights.

If we effect a business combination with a company located outside of the United States, the laws of the country in which such company operates will govern almost all of the material agreements relating to its operations. We cannot assure you that the target business will be able to enforce any of its material agreements or that remedies will be available in this new jurisdiction. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital. Additionally, if we acquire a company located outside of the United States, it is likely that substantially all of our assets would be located outside of the United States and some of our officers and directors might reside outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under Federal securities laws.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

A company that, among other things, is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, owning, trading or holding certain types of securities would be deemed an investment company under the Investment Company Act of 1940. Since we will invest the proceeds held in the trust fund, it is possible that we could be deemed an investment company. Notwithstanding the foregoing, we do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940. To this end, the proceeds held in trust may be invested by the trustee only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940.

If we are nevertheless deemed to be an investment company under the Investment Company Act of 1940, we may be subject to certain restrictions that may make it more difficult for us to complete a business combination, including:

•

restrictions on the nature of our investments; and

•

restrictions on the issuance of securities.

In addition, we may have imposed upon us certain burdensome requirements, including:

•

registration as an investment company;

•

adoption of a specific form of corporate structure; and

•

reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

Compliance with these additional regulatory burdens would require additional expense for which we have not allotted.

Risks Related To the Telecommunications Industry

Business combinations with companies with operations in the telecommunications industry entail special considerations and risks. If we are successful in completing a business combination with a target business with operations in the telecommunications industry, we will be subject to, and possibly adversely affected by, the following risks:

The competitive and turbulent nature of the telecommunications industry may result in our inability to produce products and/or services which receive sufficient market acceptance for us to be successful.

Certain segments of the telecommunications industry are subject to significant technological change and historically have involved a substantial degree of risk. For example, the success of a particular telecommunications product, software or service depends upon unpredictable and changing factors, including the characteristics of the addressed markets, the development and availability of technological alternatives, the nature and extent of competition, the development of “industry standards” for products and services, general economic conditions, market acceptance and other tangible and intangible factors, many of which are beyond our control. If we complete a business combination with a target business in such a segment, we may be unable to produce products or services that receive sufficient market acceptance for us to be successful.

Changes in technology may reduce the demand for the products or services we may offer following a business combination.

The telecommunications industry is generally and substantially affected by rapid and significant changes in technology. The extent to which different segments are so affected varies from segment to segment, but such changes may reduce the demand in significant segments for certain existing products, services and technologies or render them obsolete. We cannot assure you that the technologies used by or relied upon or produced by a target business with which we effect a business combination will not be subject to such occurrence. While we may attempt to adapt and apply the products and/or services provided by the target business to the newer technologies, we cannot assure you that we will have sufficient resources to fund these changes or that these changes will ultimately prove successful.

USE OF PROCEEDS

We estimate that the net proceeds of this offering, in addition to the funds we will receive from the sale of the insider warrants (all of which will be deposited into the trust fund), will be as set forth in the following table:

	Without Over- Allotment Option		Over-Allotment Option Exercised

Gross proceeds
From offering	$56,000,000		$64,400,000
From private placement of insider warrants	1,820,000		1,820,000
Total gross proceeds	$57,820,000		$66,220,000

Offering expenses(1)
Underwriting discount (7% of gross proceeds from offering)(2)	2,240,000	(2)	2,396,750	(2)
Non-accountable expense allowance (1% of gross proceeds)(2)	0	(2)	0	(2)
Legal fees and expenses	300,000		300,000
Miscellaneous expenses	21,389		21,389
Printing and engraving expenses	65,000		65,000
American Stock Exchange filing and listing fee	70,000		70,000
Accounting fees and expenses	40,000		40,000
SEC registration fee	14,531		14,531
NASD filing fee	14,080		14,080

Net proceeds before payment of deferred underwriting fees
Held in trust	54,955,000	(4)	63,198,250	(4)
Not held in trust	100,000		100,000
Total net proceeds	$55,055,000		$63,298,250

Use of net proceeds not held in trust and amounts available from interest income earned on the trust fund(3)
Legal, accounting and other third-party expenses attendant to the due diligence investigation, structuring and negotiation of a business combination	$400,000	(22.5%)
Legal and accounting fees relating to SEC reporting obligations	100,000	(5.6%)
Due diligence of prospective target businesses by our officers, directors and existing stockholders	50,000	(2.8%)
Working capital to cover rent, miscellaneous expenses, D&O insurance, general corporate purposes, dissolution obligations and reserves	1,230,000	(69.1%)
Total	$1,780,000	(100.0%)

——————

(1)

Approximately $107,000 of the offering expenses, including the SEC registration fee, the NASD filing fee, the non-refundable portion of the American Stock Exchange filing fee and a portion of the legal and audit fees, have been paid from the funds we received from Messrs. Schriesheim, Weksel, Davies, and Weksel described below. These funds will be repaid out of the proceeds of this offering available to us.

(2)

No discounts or commissions will be paid with respect to the purchase of the insider warrants. Of the 7% underwriting discount, (i) if the over-allotment option is not exercised, 4% will be payable at closing of this offering and 3% will be payable upon consummation of a business combination and (ii) if the over-allotment option is exercised in full at the initial closing, approximately 3.722% will be payable at closing of this offering and approximately 3.278% will be payable upon consummation of a business combination. The non-accountable expense allowance will also be payable only upon consummation of a business combination. If the over-allotment option is exercised other than in full, whether at the initial closing or after, the underwriters have agreed to defer such amount as is required to keep the per-share trust amount at approximately $7.85 per share. For purposes of presentation, the underwriting discounts are reflected as the amount payable to the underwriters upon consummation of the offering. An additional $1,680,000 or $2,111,256 if the over-allotment option is exercised in full, of the underwriting discount and $560,000 representing the non-accountable expense allowance, whether or not the over-allotment option is exercised, all of which will be deposited in trust following the consummation of the offering, is payable to the underwriters only if and when we consummate a business combination.

(3)

The amount of net proceeds from this offering not held in trust will remain constant at $100,000 even if the over-allotment is exercised. In addition, $1,680,000 of interest income earned on the amounts held in the trust account will be available to us to pay for our working capital requirements. This does not include additional amounts that may be released to us to pay for our tax obligations. For purposes of presentation, the full amount available to us is shown as the total amount of net proceeds available to us immediately following the offering.

(4)

The amount of net proceeds from this offering held in trust includes 3% (or approximately 3.278% if the over-allotment option is exercised) of underwriting discounts and the 1% non-accountable expense allowance that are deferred and only payable to the underwriters upon consummation of a business combination.

In addition to the offering of units by this prospectus, Robert A. Schriesheim, Dr. William Weksel, Robert H. Davies, Michael E. Weksel, Paul Levy, Ira Hollenberg IRA, Silverman Realty Group, Inc. Profit Sharing Plan (LCPSP), Norbert W. Strauss, David Strauss and Jonathan Strauss have committed to purchase the insider warrants (for an aggregate purchase price of $1,820,000) from us. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. We will not pay any discounts or commissions with respect to the purchase of the insider warrants. All of the proceeds we receive from this purchase will be placed in the trust fund described below.

$53,135,000, or $61,378,250 if the over-allotment option is exercised in full, of net proceeds of this offering, plus the $1,820,000 we will receive from the sale of the insider warrants, will be placed in a trust account at Smith Barney, a division of Citigroup Global Markets, Inc., maintained by Continental Stock Transfer & Trust Company, New York, New York, as trustee. This amount includes a portion of the underwriting discounts and commissions payable to the underwriters in this offering. The underwriters have agreed that such amount will not be paid unless and until we consummate a business combination and have waived their right to receive such payment upon our liquidation if we are unable to complete a business combination. The funds held in trust will be invested only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, so that we are not deemed to be an investment company under the Investment Company Act. Except with respect to interest income that may be released to us of (i) up to $1,680,000 to fund expenses related to investigating and selecting a target business and our other working capital requirements and (ii) any additional amounts we may need to pay our income or other tax obligations, the proceeds held in trust will not be released from the trust account until the earlier of the completion of a business combination or our liquidation. The proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we complete a business combination. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target business.

No compensation of any kind (including finder’s, consulting or other similar fees) will be paid to any of our existing officers, directors, stockholders, or any of their affiliates, prior to, or for any services they render in order to effectuate, the consummation of the business combination (regardless of the type of transaction that it is). However, such individuals will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. Reimbursement for such expenses will be paid by us out of the funds not held in trust and currently allocated to “Legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiation of a business combination,” “Due diligence of prospective target businesses” and “Working capital to cover miscellaneous expenses, D&O insurance and reserves.” Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

Regardless of whether the over-allotment option is exercised in full, the net proceeds from this offering available to us out of trust for our search for a business combination will be approximately $100,000. In addition, interest earned on the funds held in the trust account, up to $1,680,000, may be released to us to fund our working capital requirements. Assuming an interest rate of 4.92%, we anticipate that the full $1,680,000 of interest income that may be released to us to fund our working capital requirements during the entire 24 month period following the consummation of this offering, plus any necessary amount we would need for our tax obligations, would be available. These funds will be used by us for director and officer liability insurance premiums, due diligence, legal, accounting and other expenses of structuring and negotiating business combinations, as well as for reimbursement of any out-of-pocket expenses incurred by our existing stockholders in connection with activities on our behalf as described above. We will also be entitled to have interest earned on the funds held in the trust account released to us to pay any tax obligations that we may owe. We believe these funds will be sufficient to cover the foregoing expenses and reimbursement costs. We could also use a portion of these funds to pay fees to consultants to assist us with our search for a target business or to use as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, potential target businesses.

The allocation of the net proceeds available to us outside of the trust account, along with the available interest earned on the funds held in the trust account, represents our best estimate of the intended uses of these funds. In the event that our assumptions prove to be inaccurate, we may reallocate some of such proceeds within the above described categories.

We will likely use substantially all of the net proceeds of this offering, including the funds held in the trust account, to acquire a target business and to pay our expenses relating thereto. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account which are not used to consummate a business combination will be disbursed to the combined company and will, along with any other net proceeds not expended, be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our business combination if the funds available to us outside of the trust fund were insufficient to cover such expenses.

To the extent we are unable to consummate a business combination, we will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, certain of our initial stockholders have agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and have agreed not to seek repayment of such expenses.

Robert A. Schriesheim, our chairman of the board, Dr. William Weksel, our chief executive officer, Robert H. Davies, our chief strategist, and Michael E. Weksel, our chief operating officer, chief financial officer, secretary and director, has each advanced to us $37,500 (for a total of $150,000) which was used to pay a portion of the expenses of this offering referenced in the line items above for SEC registration fee, NASD filing fee, the non-refundable portion of the American Stock Exchange listing fee, and a portion of the legal and audit fees and expenses. The loans will be payable without interest on the earlier of September 1, 2007 or the consummation of this offering. The loans will be repaid out of the proceeds of this offering available to us for payment of offering expenses.

We believe that, upon consummation of this offering, we will have sufficient available funds (which includes amounts that may be released to us from the trust account) to operate for the next 24 months, assuming that a business combination is not consummated during that time.

A public stockholder will be entitled to receive funds from the trust account (including interest earned on his, her or its portion of the trust account) only in the event of our liquidation or if that public stockholder converts such shares into cash in connection with a business combination which the public stockholder voted against and which we consummate. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units we are offering by this prospectus and the insider warrants, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the insider warrants. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted into cash), by the number of outstanding shares of our common stock.

At February 28, 2007, our net tangible book value was a deficiency of $81,138, or approximately ($.05) per share of common stock. After giving effect to the sale of 7,000,000 shares of common stock included in the units we are offering by this prospectus, and the deduction of underwriting discounts, the non-accountable expenses and estimated expenses of this offering, and the sale of the insider warrants, our pro forma net tangible book value at February 28, 2007 would have been $36,326,042 or $5.46 per share, representing an immediate increase in net tangible book value of $5.51 per share to the existing stockholders and an immediate dilution of $2.54 per share or 31.73% to new investors not exercising their conversion rights. For purposes of presentation, our pro forma net tangible book value after this offering is approximately $16,481,004 less than it otherwise would have been because if we effect a business combination, the conversion rights to the public stockholders (but not our existing stockholders) may result in the conversion into cash of up to approximately 29.99% of the aggregate number of the shares sold in this offering at a per-share conversion price equal to the amount in the trust account (a portion of which is made up of approximately $2,240,000 in deferred underwriting discounts and commissions) as of two business days prior to the consummation of the proposed business combination, inclusive of any interest, divided by the number of shares sold in this offering.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units and the insider warrants:

Public offering price		$8.00
Net tangible book value before this offering	($0.05)
Increase attributable to new investors and private sales	$5.51
Pro forma net tangible book value after this offering		$5.46
Dilution to new investors		$2.54

The following table sets forth information with respect to our existing stockholders and the new investors:

	Shares Purchased		Total Consideration		Average Price Per Share
	Number	Percentage	Amount	Percentage

Existing stockholders	1,750,000	20.0%	$25,000	0.04%	$0.01
New investors	7,000,000	80.0%	$56,000,000	99.96%	$8.00
	8,750,000	100.0%	$56,025,000	100.0%

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering	$(81,138)
Net proceeds from this offering including the sale of the insider warrants	52,815,000
Offering costs excluded from net tangible book value before this offering	73,184
Less: Proceeds held in trust subject to conversion to cash ($54,955,000 x 29.99%)(1)	(16,481,004)
$36,326,042
Denominator:
Shares of common stock outstanding prior to this offering	1,750,000
Shares of common stock included in the units offered	7,000,000
Less: Shares subject to conversion (7,000,000 x 29.99%)	(2,099,300)
6,650,700

——————

(1)

Does not include the deferred underwriting discounts and commissions (approximately $0.32 per share) which may be distributed to public stockholders if they seek conversion of their shares upon consummation of a business combination.

CAPITALIZATION

The following table sets forth our capitalization at February 28, 2007 and as adjusted to give effect to the sale of our units and insider warrants and the application of the estimated net proceeds derived from the sale of such securities:

	February 28, 2007
	Actual	As Adjusted(1)

Note payable to stockholder	$150,000	$—
Total liabilities	$150,000	—
Common stock, $.0001 par value, -0- and 2,099,300 shares which are subject to possible conversion, shares at conversion value	$—	$16,481,004
Stockholders’ equity:
Preferred stock, $.0001 par value, 1,000,000 shares authorized, none issued or outstanding	$—	$—
Common stock, $.0001 par value, 30,000,000 shares authorized; 1,750,000 shares issued and outstanding, 6,650,700 shares issued and outstanding (excluding 2,099,300 shares subject to possible conversion)	$175	$665
Additional paid-in capital	$24,825	$36,358,330
Deficit accumulated during the development stage	$(32,954)	$(32,954)

Total stockholders’ equity	$(7,954)	$36,326,041

Total capitalization	$142,046	$52,807,045

——————

(1)

Includes the $1,820,000 we will receive from the sale of the insider warrants.

If we consummate a business combination, the conversion rights afforded to our public stockholders (but not our existing stockholders) may result in the conversion into cash of up to approximately 29.99% of the aggregate number of shares sold in this offering at a per-share conversion price equal to the amount in the trust account (a portion of which is made up of $2,240,000 in deferred underwriting discounts and commissions), inclusive of any interest thereon and not previously released to us for working capital requirements, as of two business days prior to the proposed consummation of a business combination divided by the number of shares sold in this offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We were formed on August 16, 2006 to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination. There are no limitations on our ability to incur debt or issue equity securities in order to consummate a business combination. The issuance of additional shares of our capital stock:

•

may significantly reduce the equity interest of our stockholders;

•

may subordinate the rights of holders of common stock if we issue preferred stock with rights senior to those afforded to our common stock;

•

will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present officers and directors; and

•

may adversely affect prevailing market prices for our common stock.

Similarly, if we issue debt securities, it could result in:

•

default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations;

•

acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that required the maintenance of certain financial ratios or reserves and we breach any such covenant without a waiver or renegotiation of that covenant;

•

our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

•

our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding.

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities.

As indicated in the accompanying financial statements, at October 13, 2006 and February 28, 2007 (unaudited), we had $122,473 and $68,862 in cash and a working capital deficiency of $27,726 and $81,138, respectively. Further, we have incurred and expect to continue to incur significant costs in pursuit of our financing and acquisition plans. Management’s plans to address this uncertainty through this offering are discussed above. We cannot assure you that our plans to raise capital or to consummate a business combination will be successful or successful within the target business acquisition period. These factors, among others, raise substantial doubt about our ability to continue as a going concern.

We estimate that the net proceeds from the sale of the units, after deducting offering expenses of approximately $1,085,000, including $560,000 which represents the non-accountable expense allowance of 1% of the gross proceeds, and underwriting discounts of approximately $3,920,000 or $4,508,000 if the over-allotment option is exercised in full, will be approximately $50,995,000, or approximately $58,807,000 if the over-allotment option is exercised in full. However, the underwriters have agreed that $2,240,000 (or $2,396,750 if the over-allotment option is exercised in full) of the underwriting discounts and commissions, including $560,000 representing the non-accountable expense allowance, will not be payable unless and until we consummate a business combination. Accordingly, $53,135,000, or $61,378,250 if the over-allotment option is exercised in full, of the net proceeds of this offering will be held in trust. An additional $1,820,000 will also be deposited into trust upon consummation of this offering from the sale of the insider warrants described below for an aggregate of $54,955,000 (or $63,198,250 if the over-allotment option is exercised in full). We intend to use substantially all of the net proceeds of this offering, including the funds held in the trust account (excluding deferred underwriting discounts and commissions), to acquire a target business and to pay our expenses relating thereto. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the remaining proceeds held in the trust account as well as any other net proceeds not expended will be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our business combination if the funds available to us outside of the trust fund were insufficient to cover such expenses.

We believe that, upon consummation of this offering, the $100,000 of net proceeds not held in the trust account plus the up to $1,680,000 of interest earned on the trust account balance that may be released to us will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, we will be using these funds for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the business combination. We anticipate that we will incur approximately:

•

$400,000 of expenses for legal, accounting and other third-party expenses attendant to the due diligence investigations, structuring and negotiating of a business combination;

•

$100,000 of expenses in legal and accounting fees relating to our SEC reporting obligations;

•

$50,000 of expenses for the due diligence and investigation of a target business by our officers, directors and existing stockholders; and

•

$1,230,000 for general working capital that will be used for rent, miscellaneous expenses, general corporate purposes, dissolution obligations and reserves, including approximately $115,000 for director and officer liability insurance premiums.

As of the date of this prospectus, Robert A. Schriesheim, our chairman of the board, Dr. William Weksel, our chief executive officer, Robert H. Davies, our chief strategist, and Michael E. Weksel, our chief operating officer, chief financial officer, secretary and director, have advanced to us $37,500 (for a total of $150,000) for payment of offering expenses on our behalf. The loans will be payable without interest on the earlier of September 1, 2007 or the consummation of this offering. The loans will be repaid out of the proceeds of this offering not being placed in trust.

Robert A. Schriesheim, our chairman of the board, Dr. William Weksel, our chief executive officer, Robert H. Davies, our chief strategist, Michael E. Weksel, our chief operating officer, chief financial officer, secretary and director, Paul Levy, one of our directors, and Ira Hollenberg IRA, Silverman Realty Group, Inc. Profit Sharing Plan (LCPSP), Norbert W. Strauss, David Strauss and Jonathan Strauss, each a stockholder of ours, have committed to purchase an aggregate of 1,820,000 warrants at $1.00 per warrant (for a total purchase price of $1,820,000) from us. These purchases will take place on a private placement basis simultaneously with the consummation of this offering.

We have agreed to issue to the representatives of the underwriters, for $100, an option to purchase up to a total of 300,000 units. This option will be valued at the date of issuance; however, for illustrative purposes, at October 13, 2006, we estimate that the fair value of this option is approximately $930,000 ($3.10 per Unit underlying such option) using a Black-Scholes option-pricing model. The fair value of the option granted to the representatives is estimated as of the date of grant using the following assumptions: (1) expected volatility of 45%, (2) risk-free interest rate of 4.65% and (3) expected life of 5 years. The volatility calculation of 45% is based on the average volatility of a representative sample of five companies that our management believes are representative to its industry. Because we do not have a trading history, we need to estimate the potential volatility of our common stock price, which will depend on a number of factors which cannot be ascertained at this time. We referred to the average volatility of the sample companies because our management believes that the average volatility of such companies is a reasonable benchmark to use in estimating the expected volatility of our common stock after our business combination.

PROPOSED BUSINESS

Introduction

We are a recently organized Delaware blank check company incorporated on August 16, 2006 in order to serve as a vehicle for the acquisition of an operating business. Our efforts to identify a prospective target business will not be limited to a particular industry or geographic location, although we intend to initially focus our efforts on acquiring an operating business in the telecommunications industry because that is where our management has its most extensive experience. However, it is possible that a potential transaction outside of the telecommunications industry will be brought to the attention of our management that is in our best interests. If this were the case, we would not be restricted from pursuing such a transaction.

The telecommunications industry encompasses those companies which create, develop, produce, deliver, own, distribute and/or market telecommunications-related products, software and/or services. These companies serve both domestic and international customers and, therefore, the operating businesses with which the company will seek to do a business combination may be located throughout the world. Among the areas of particular interest to us in the telecommunications industry are businesses engaged in:

•

Wireline local and long-distance communications services;

•

Application software for telecommunications management;

•

Network equipment (both hardware and software);

•

Application software and content delivered through telecommunications facilities;

•

Satellite-based communications products and services;

•

Wireless voice and data products and services;

•

Telecommunications security products and services; and

•

Information technology development and integration services.

Effecting a Business Combination

General

We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering are intended to be applied generally toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, investors in this offering are investing without first having an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various Federal and state securities laws. In the alternative, we may seek to consummate a business combination with a company that may be financially unstable or in its early stages of development or growth. While we may seek to effect simultaneous business combinations with more than one target business, we will probably have the ability, as a result of our limited resources, to effect only a single business combination.

We have not identified a target business or target industry

To date, we have not selected any target business, nor have we definitely selected any target industry, on which to concentrate our search for a business combination. None of our officers, directors, promoters and other affiliates has engaged in discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, capital stock exchange, asset acquisition or other similar business combination with us, nor have we, nor any of our agents or affiliates, been approached by any candidates (or representatives of any candidates) with respect to a possible acquisition transaction with us. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate, nor have we engaged or retained any agent or other representative to identify or locate such an acquisition candidate. We have also not conducted any research with respect to identifying the number and characteristics of the potential acquisition candidates. As a result, we cannot assure you that we will be able to locate a target business or that we will be able to engage in a business combination with a target business on favorable terms. Notwithstanding the foregoing, our officers and directors have significant experience in negotiating transactions and conducting due diligence on such transactions in their roles as principal strategists for companies as well as in their roles as private investors. Collectively, our officers and directors have been involved in 97 merger and acquisition transactions representing approximately $18 billion in transactional value. They have acted in a variety of capacities in these transactions including acting as lead negotiators, overseeing the due diligence process as well as subsequently overseeing the operational integration of the target businesses. However, our officers and directors performed every one of these activities in only 4 of these transactions valued at approximately $350 million in transactional value. Of the 97 transactions referred to above, 55 were in the telecommunications industry while the remaining transactions were in a variety of industries including healthcare, transportation logistics and marketing and information services. Furthermore, 27 of these transactions were valued at $50 million or more and were transactions for which our officers and directors performed at least one of following the key transaction activities: identifying the target, acting as lead negotiators, overseeing the due diligence process and overseeing the operational integration of the target business. Our management’s full business experience is described in detail in the section titled “Management” below.

Subject to the limitations that a target business have a fair market value of at least 80% of our net assets at the time of the acquisition, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination. To the extent we effect a business combination with a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of target businesses

Regardless of whether or not we are searching for companies in the United States or elsewhere, we anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings. These sources may also introduce us to target businesses they think we may be interested in on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting. Our officers and directors, as well as their affiliates, may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, and have not considered any candidates to provide such services to us, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. Our management has experience in evaluating transactions, particularly in the industries in which we intend to focus our efforts, but will retain advisors as they deem necessary to assist them in their due diligence efforts. If we become aware of a potential business combination outside of the industries we intend to focus on, it is more likely that they would retain consultants and advisors with experience in such industries to assist in the evaluation of such business combination and in our determination of whether or not to proceed with such a business combination, although we are not required to do so and may determine that our management is able to make its own determinations based on its collective business experience. In no event, however, will any of our existing officers, directors or stockholders, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of a business combination (regardless of the type of transaction that it is). If we determine to enter into a business combination with a target business that is affiliated with our officers, directors, special advisors or stockholders, we would do so only if we obtained an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated stockholders from a financial point of view. However, as of the date of this prospectus, there are no affiliated entities that we would consider as a business combination target.

Selection of a target business and structuring of a business combination

Our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. In evaluating a prospective target business, our management will consider, among other factors, the following:

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financial condition and results of operation;

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growth potential;

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experience and skill of management and availability of additional personnel;

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capital requirements;

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competitive position;

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regulatory or technical barriers to entry;

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stage of development of the products, processes or services;

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degree of current or potential market acceptance of the products, processes or services;

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proprietary features and degree of intellectual property or other protection of the products, processes or services;

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regulatory environment of the industry; and

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costs associated with effecting the business combination.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information which is made available to us. This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage, although we have no current intention to engage any such third parties. We are also required to have all prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. If any prospective target business refused to execute such agreement, we would cease negotiations with such target business.

We will endeavor to structure a business combination so as to achieve the most favorable tax treatment to us, the target business and its stockholders. The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination.

Fair market value of target business

The target business or businesses that we acquire must collectively have a fair market value equal to at least 80% of our net assets at the time of such acquisition, although we may acquire a target business whose fair market value significantly exceeds 80% of our net assets. We anticipate structuring a business combination to acquire 100% of the equity interests or assets of the target business. We may, however, structure a business combination to acquire less than 100% of such interests or assets of the target business but will not acquire less than a controlling interest (meaning not less than 50% of the voting securities of such target business). If we acquire only a controlling interest of a target business or businesses, the portion of such business that we acquire must have a fair market value equal to at least 80% of our net assets. In order to consummate such an acquisition, we may issue a significant amount of our debt or equity securities to the sellers of such businesses and/or seek to raise additional funds through a private offering of debt or equity securities. Since we have no specific business combination under consideration, we have not entered into any such fund raising arrangement and have no current intention of doing so. The fair market value of the target will be determined by our board of directors based upon one or more standards generally accepted by the financial community (which may include actual and potential sales, earnings and cash flow and book value). If our board is not able to independently determine that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm with respect to the satisfaction of such criteria. Since any opinion, if obtained, would merely state that fair market value meets the 80% of net assets threshold, it is not anticipated that copies of such opinion would be distributed to our stockholders, although copies will be provided to stockholders who request it. We will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target business complies with the 80% threshold.

Lack of business diversification

Our business combination must be with a target business or businesses that satisfies the minimum valuation standard at the time of such acquisition, as discussed above, although this process may entail the simultaneous acquisitions of several operating businesses at the same time. Therefore, at least initially, the prospects for our success may be entirely dependent upon the future performance of a single business. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:

•

subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination, and

•

result in our dependency upon the performance of a single operating business or the development or market acceptance of a single or limited number of products, processes or services.

If we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business.

Limited ability to evaluate the target business’ management

Although we intend to scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business’ management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business following a business combination cannot presently be stated with any certainty. While it is possible that some of our key personnel, such as Robert H. Davies and Michael E. Weksel will remain in a senior management or advisory position with us following a business combination, it is unlikely that they will devote their full time efforts to our affairs subsequent to a business combination. Moreover, they would only be able to remain with the company after the consummation of a business combination if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for them to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. While the personal and financial interests of our key personnel may influence their motivation in identifying and selecting a target business, their ability to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. Additionally, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that any such additional managers we do recruit will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Opportunity for stockholder approval of business combination

Prior to the completion of a business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law. In connection with any such transaction, we will also submit to our stockholders for approval a proposal to amend our amended and restated certificate of incorporation to provide for our corporate life to continue perpetually following the consummation of such business combination. Any vote to extend our corporate life to continue perpetually following the consummation of a business combination will be taken only if the business combination is approved. We will only consummate a business combination if stockholders vote both in favor of such business combination and our amendment to extend our corporate life.

In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, as amended, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the business.

In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock included in their initial shares in accordance with the majority of the shares of common stock voted by the public stockholders. This voting arrangement shall not apply to shares included in units purchased in this offering or purchased following this offering in the open market by any of our existing stockholders, officers and directors. Accordingly, they may vote these shares on a proposed business combination any way they choose. We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 30% of the shares sold in this offering both exercise their conversion rights and vote against the business combination.

Conversion rights

At the time we seek stockholder approval of any business combination, we will offer each public stockholder the right to have such stockholder’s shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. Our existing stockholders will not have such conversion rights with respect to any shares of common stock owned by them, directly or indirectly, whether included in or underlying their initial shares or purchased by them in this offering or in the aftermarket (nor will they seek appraisal rights with respect to such shares if appraisal rights would be available to them). The actual per-share conversion price will be equal to the amount in the trust account, inclusive of any interest (calculated as of two business days prior to the consummation of the proposed business combination), divided by the number of shares sold in this offering. Without taking into any account interest earned on the trust account, the initial per-share conversion price would be approximately $7.85.

An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose (including at the meeting itself), but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and completed. Additionally, we may require public stockholders, whether they are a record holder or hold their shares in “street name,” to either tender their certificates to our transfer agent at any time through the vote on the business combination or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. The proxy solicitation materials that we will furnish to stockholders in connection with the vote for any proposed business combination will indicate whether we are requiring stockholders to satisfy such certification and delivery requirements. Accordingly, a stockholder would have from the time we send out our proxy statement through the vote on the business combination to tender his shares if he wishes to seek to exercise his conversion rights. This time period varies depending on the specific facts of each transaction. However, as the delivery process can be accomplished by the stockholder, whether or not he is a record holder or his shares are held in “street name,” in a matter of hours by simply contacting the transfer agent or his broker and requesting delivery of his shares through the DWAC System, we believe this time period is sufficient for an average investor. However, because we do not have any control over this process, it may take significantly longer than we anticipated and investors may not be able to seek conversion in time. Accordingly, we will only require stockholders to deliver their certificates prior to the vote if we give stockholders at least two weeks between the mailing of the proxy solicitation materials and the meeting date. Traditionally, in order to perfect conversion rights in connection with a blank check company’s business combination, a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to convert. After the business combination was approved, the company would contact such stockholder to arrange for him to deliver his certificate to verify ownership. As a result, the stockholder then had an “option window” after the consummation of the business combination during which he could monitor the price of the stock in the market. If the price rose above the conversion price, he could sell his shares in the open market before actually delivering his shares to the company for cancellation. Thus, the conversion right, to which stockholders were aware they needed to commit before the stockholder meeting, would become a continuing right surviving past the consummation of the business combination until the converting holder delivered his certificate for conversion at the conversion price. We have added this requirement for physical or electronic delivery prior to the meeting to ensure that a converting holder’s election to convert is irrevocable once the business combination is approved. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $35 and it would be up to the broker whether or not to pass this cost on to the converting holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise conversion rights to tender their shares prior to the meeting — the need to deliver shares is a requirement of conversion regardless of the timing of when such delivery must be effectuated. Accordingly, this would not result in any increased cost to shareholders when compared to the traditional process.

Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. Furthermore, if a stockholder delivered his certificate for conversion and subsequently decided prior to the meeting not to elect conversion, he may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to stockholders entitled to convert their shares who elect conversion will be distributed promptly after completion of a business combination. Public stockholders who convert their stock into their share of the trust account still have the right to exercise any warrants they still hold.

If a vote on our initial business combination is held and the business combination is not approved, we may continue to try to consummate a business combination with a different target until twenty four months from the date of this prospectus. If the initial business combination is not approved or completed for any reason, then public stockholders voting against our initial business combination who exercised their conversion rights would not be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account. In such case, if we have required public stockholders to tender their certificates prior to the meeting, we will promptly return such certificates to the tendering public stockholder. Public stockholders would be entitled to receive their pro rata share of the aggregate amount on deposit in the trust account only in the event that the initial business combination they voted against was duly approved and subsequently completed, or in connection with our liquidation, whether or not they have previously delivered their shares for conversion without any further action on their part.

We will not complete any business combination if public stockholders, owning 30% or more of the shares sold in this offering, both exercise their conversion rights and vote against the business combination. Accordingly, it is our understanding and intention in every case to structure and consummate a business combination in which public stockholders owning 29.99% of the shares sold in this offering may exercise their conversion rights and the business combination will still go forward. We have increased the conversion percentage from 20% to 30% in order to reduce the likelihood that a small group of investors holding a large block of our stock will be able to stop us from completing a business combination that is otherwise approved by a large majority of our public stockholders. As we believe this result would be unfair and detrimental to the vast majority of our public stockholders, we determined the higher conversion threshold was appropriate.

Investors in this offering who do not sell, or who receive less than an aggregate of approximately $0.15 of net sales proceeds for, the warrants included in the units, or persons who purchase common stock in the aftermarket at a price in excess of $7.85 per share, may have a disincentive to exercise their conversion rights because the amount they would receive upon conversion could be less than their original or adjusted purchase price.

Liquidation if no business combination

Our amended and restated certificate of incorporation provides that we will continue in existence only until June 29, 2009. This provision may not be amended except in connection with the consummation of a business combination. If we have not completed a business combination by such date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating, pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our board of directors and stockholders to formally vote to approve our dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State). We view this provision terminating our corporate life by June 29, 2009 as an obligation to our stockholders and will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of a business combination.

If we are unable to complete a business combination by June 29, 2009, we will distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest, plus any remaining net assets (subject to our obligations under Delaware law to provide for claims of creditors as described below). We anticipate notifying the trustee of the trust account to begin liquidating such assets promptly after such date and anticipate it will take no more than 10 business days to effectuate such distribution. Our initial stockholders have waived their rights to participate in any liquidation distribution with respect to their initial shares. There will be no distribution from the trust account with respect to our warrants which will expire worthless. We will pay the costs of liquidation from our remaining assets outside of the trust fund. If such funds are insufficient, Robert A. Schriesheim, Dr. William Weksel, Robert H. Davies and Michael E. Weksel have contractually agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and have contractually agreed not to seek repayment of such expenses.

If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share liquidation price would be $7.85. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors (which could include vendors and service providers we have engaged to assist us in any way in connection with our search for a target business and that are owed money by us, as well as target businesses themselves) which could have higher priority than the claims of our public stockholders. Messrs. Schriesheim, Weksel, Davies and Weksel have personally agreed, pursuant to agreements with us that, if we liquidate prior to the consummation of a business combination, they will be personally liable, pro rata based on their respective ownership interests in our initial shares to pay debts and obligations to target businesses or vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us in excess of the net proceeds of this offering not held in the trust account. We cannot assure you, however, that they would be able to satisfy those obligations. Furthermore, if they refused to satisfy their obligations, we would be required to bring a claim against them to enforce our indemnification rights. Accordingly, the actual per-share liquidation price could be less than $7.85, plus interest, due to claims of creditors. Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders at least $7.85 per share.

Our public stockholders will be entitled to receive funds from the trust account only in the event of the expiration of our corporate existence and our liquidation or if they seek to convert their respective shares into cash upon a business combination which the stockholder voted against and which is completed by us. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account.

Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, as stated above, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after June 29, 2009 and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of such date. Because we will not be complying with Section 280, Section 281(b) of the Delaware General Corporation Law requires us to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any claims of creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent 10 years prior to our distributing the funds in the trust account to our public stockholders. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors and service providers (such as accountants, lawyers, investment bankers, etc.) and potential target businesses. As described above, pursuant to the obligation contained in our underwriting agreement, we will seek to have all vendors, service providers and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account. As a result, the claims that could be made against us will be limited, thereby lessening the likelihood that any claim would result in any liability extending to the trust. We therefore believe that any necessary provision for creditors will be reduced and should not have a significant impact on our ability to distribute the funds in the trust account to our public stockholders. Nevertheless, we cannot assure you of this fact as there is no guarantee that vendors, service providers and prospective target businesses will execute such agreements. Nor is there any guarantee that, even if they execute such agreements with us, they will not seek recourse against the trust fund. A court could also conclude that such agreements are not legally enforceable. As a result, if we liquidate, the per-share distribution from the trust fund could be less than $7.85 due to claims or potential claims of creditors.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after June 29, 2009, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Competition

In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours. There are approximately 111 blank check companies that have completed initial public offerings in the United States with more than $5.8 billion in trust that are seeking to carry out a business plan similar to our business plan. Furthermore, there are a number of additional offerings for blank check companies that are still in the registration process but have not completed initial public offerings and there are likely to be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to our completion of a business combination. Additionally, we may be subject to competition from entities other than blank check companies having a business objective similar to ours, including venture capital firms, leverage buyout firms and operating businesses looking to expand their operations through the acquisition of a target business. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there may be numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of a target business. Further, the following may not be viewed favorably by certain target businesses:

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our obligation to seek stockholder approval of a business combination may delay the completion of a transaction;

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our obligation to convert into cash shares of common stock held by our public stockholders to such holders that both vote against the business combination and exercise their conversion rights may reduce the resources available to us for a business combination; and

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our outstanding warrants, and the potential future dilution they represent.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that our status as a public entity and potential access to the United States public equity markets may give us a competitive advantage over privately-held entities having a similar business objective as ours in acquiring a target business with significant growth potential on favorable terms.

If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Facilities

We maintain our principal executive offices at 233 East 69th Street, #6J, New York, New York. Michael E. Weksel, our chief operating officer, chief financial officer, secretary and a director, is providing this space to us at no charge. We anticipate that after the offering, we will lease space from an unaffiliated third party. We consider our current office space, combined with the other office space otherwise available to our executive officers, adequate for our current operations.

Employees

We have three executive officers. These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on whether a target business has been selected for the business combination and the stage of the business combination process the company is in. Accordingly, once management locates a suitable target business to acquire, they will spend more time investigating such target business and negotiating and processing the business combination (and consequently spend more time on our affairs) than they would prior to locating a suitable target business. We presently expect Dr. William Weksel, Robert H. Davies and Michael E. Weksel to each devote at least approximately 20 hours per week to our business. We do not intend to have any full time employees prior to the consummation of a business combination.

Periodic Reporting and Audited Financial Statements

We have registered our units, common stock and warrants under the Securities Exchange Act of 1934, as amended, and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

We will provide stockholders with audited financial statements of the prospective target business as part of the proxy solicitation materials sent to stockholders to assist them in assessing the target business. In all likelihood, these financial statements will need to be prepared in accordance with United States generally accepted accounting principles. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have financial statements prepared in accordance with United States generally accepted accounting principles or that the potential target business will be able to prepare its financial statements in accordance with United States generally accepted accounting principles. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business. While this may limit the pool of potential acquisition candidates, we do not believe that this limitation will be material.

Comparison to Offerings of Blank Check Companies

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Escrow of offering proceeds

$53,135,000 of the net offering proceeds plus the $1,820,000 we will receive from the sale of the insider warrants will be deposited into a trust account at Smith Barney, a division of Citigroup Global Markets, Inc., maintained by Continental Stock Transfer & Trust Company, acting as trustee.

$46,368,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds

The $53,135,000 of net offering proceeds plus the $1,820,000 we will receive from the sale of the insider warrants held in trust will only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940.

Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Limitation on Fair Value or Net Assets of Target Business	The initial target business that we acquire must have a fair market value equal to at least 80% of our net assets at the time of such acquisition.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represented at least 80% of the maximum offering proceeds.
Trading of securities issued

The units may commence trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin to trade separately on the 90th day after the date of this prospectus unless Ferris, Baker Watts or Jesup & Lamont informs us of its decision to allow earlier separate trading (based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular), provided we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Current Report on Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option.  We will also include in this Form 8-K, an

No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Trading of securities issued – continued

amendment thereto, or in a subsequent Form 8-K, information indicating if Ferris, Baker Watts or Jesup & Lamont has allowed separate trading of the common stock and warrants prior to the 90th day after the date of this prospectus.

Exercise of the warrants

The warrants cannot be exercised until the later of the completion of a business combination and one year from the date of this prospectus and, accordingly, will be exercised only after the trust fund has been terminated and distributed.

The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor

We will give our stockholders the opportunity to vote on the business combination. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A stockholder this prospectus is given the right to convert his or her shares into his or her pro rata share of the trust account. However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds.

A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a stockholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.

Business combination deadline

Pursuant to our amended and restated certificate of incorporation, our corporate existence will cease 24 months from the date of this prospectus except for the purposes of winding up our affairs and we will dissolve and liquidate. However, if we complete a business combination within this time period, we will amend this provision to allow for our perpetual existence following such business combination.

If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.
Interest earned on the funds in the trust account

There can be released to us, from time to time, interest earned on the funds in the trust account of up to an aggregate of $1,680,000 to fund expenses related to investigating and selecting a target business, income and other taxes and our other working capital requirements. The remaining interest earned on the funds in the trust account will not be released until the earlier of the completion of a business

All interest earned on the funds in the trust account will be held in trust for the benefit of public stockholders until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Interest earned on the funds in the trust account – continued	combination and our liquidation upon failure to effect a business combination within the allotted time.
Release of funds

Except for (i) up to $1,680,000 we may need to fund expenses related to investigating and selecting a target business and our other working capital requirements and (ii) any amounts that we may need to pay our tax obligations that may be released to us from the interest earned on the trust account balance, the proceeds held in the trust account will not be released until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time.

The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

MANAGEMENT

Directors and Executive Officers

Our current directors and executive officers are as follows:

Name	Age	Position

Robert A. Schriesheim	46	Chairman of the Board
Dr. William Weksel	70	Chief Executive Officer and Director
Robert H. Davies	54	Chief Strategist
Michael E. Weksel	43	Chief Operating Officer, Chief Financial Officer, Secretary and Director
Matthew Botwin	36	Director
Paul Levy	65	Director

Robert A. Schriesheim has served as our non-executive chairman of the board of directors since March 2007 and served as our non-executive vice chairman of the board of directors from our inception until March 2007. Mr. Schriesheim has served as executive vice president and chief financial officer of Lawson Software, Inc., a Nasdaq Stock Market listed global provider of enterprise resource planning software to middle market companies, since October 2006 and has served as a board director of Lawson since May 2006. Previously he had been affiliated with ARCH Development Partners, LLC, a Chicago, Illinois-based venture capital fund, since August 2002 and served as a managing general partner since January 2003. From September 1999 to March 2002, Mr. Schriesheim was executive vice president of corporate development and chief financial officer, and a director, of Global Telesystems, Inc., a London, England-based, publicly traded provider of telecommunications, data and related services to businesses throughout Western and Central Europe, Russia and the Commonwealth of Independent States. He also served as executive vice president – chief corporate development officer for Global Telesystems in 1999. In 2001, Global Telesystems filed, in prearranged proceedings, a petition for surseance (moratorium), offering a composition, in the Netherlands and a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code, both to facilitate the sale of Global Telesystems. All such proceedings were approved, confirmed and completed by March 31, 2002. From 1997 to 1999, Mr. Schriesheim was president and chief executive officer of SBC Equity Partners, Inc., a Chicago, Illinois-based private equity firm. From 1996 to 1997, Mr. Schriesheim was vice president of corporate development for Ameritech Corporation, a Chicago, Illinois-based communications company. From 1993 to 1996, he was vice president of global corporate development for AC Nielsen Company, a subsidiary of Dunn & Bradstreet. Mr. Schriesheim currently serves as a director of Dobson Communications Corporation, a Nasdaq Stock Market listed wireless communications provider, Skyworks Solutions, Inc., a Nasdaq Stock Market listed provider of RF solutions and precision analog semiconductors to the mobile communications industry, and Lawson Software. Mr. Schriesheim received a B.A. from Princeton University and an M.B.A. in Finance and Business Economics from the University of Chicago Graduate School of Business.

Dr. William Weksel has been our chief executive officer since May 2007 and a member of our board of directors since our inception. He also served as our non-executive chairman of the board of directors from our inception until March 2007. Dr. Weksel is a private venture investor and has been a principal in Industrial Acquisitions Management, LLC, a private venture firm, since 2000. From 1990 to 1999, Dr. Weksel served as president of Weksel, Davies & Co., Inc. From 1987 to 1990, Dr. Weksel was president of Brooke Group, Inc., a holding company which held controlling interests in Western Union Corp., Liggett Group, Inc., MAI Basic Four, Inc., and several privately held companies in various industries ranging from computer microfilm sales to ice cream manufacturing. At various times during that period, Dr. Weksel was chairman of Liggett, vice chairman of Western Union and chairman and chief executive officer of MAI Basic Four, each of which companies was listed on the New York Stock Exchange. Dr. Weksel is currently a director of Safe Lites, LLC. Between 1975 and 1984, Dr. Weksel was the chairman of the board of directors, president and chief executive officer of Information Displays, Inc., a manufacturer of computer assisted design and manufacturing systems. In 1986, Dr. Weksel entered into a consent decree with the Securities and Exchange Commission as a result of alleged actions taken by Dr. Weksel in 1982 and 1983 while serving as an officer of Information Displays. Without admitting or denying the allegations, including allegations relating to revenue recognition, making and failing to correct false and misleading disclosures and insider trading, and solely for the purposes of settlement, Dr. Weksel agreed to pay $208,000 and consented to entry of a judgment enjoining him from violating certain provisions of the Federal securities laws in the future.

Dr. Weksel received a B.A. from Queens College, an M.A. from the University of Illinois and a Ph.D. in Communications from the University of Illinois, and was a National Science Foundation Post Doctoral Fellow at the Research Lab of Electronics at the Massachusetts Institute of Technology. Dr. Weksel is the father of Michael E. Weksel.

Robert H. Davies served as our chief executive officer from our inception to May 2007 and has served as our chief strategist since May 2007. From 1993 to June 2007, Mr. Davies was a managing director of Source Companies, LLC, a company specialized in providing growth advisory and investment banking services to the controlling-owners of medium-sized businesses, and had previously served on the Advisory Board of Source Companies. He currently still provides Source Companies with consulting services. From 1997 to 2001, Mr. Davies served as co-founder, shareholder, director and principal strategist for e-Fin LLC, an Internet-based private financial services company. From March 1994 to 1999, Mr. Davies served as a co-founder, director and principal strategist for LogistiCare, a leading transportation management solutions company. From 1992 to 1996, he also served as a vice chairman and principal strategist for The E.F. Johnson Company, a leading provider of two way radios and communication systems for law enforcement, fire fighters, EMS and the military. From 1991 to 1997, Mr. Davies was a founder and principal of Weksel, Davies & Co., Inc. Weksel, Davies, through its affiliates, held controlling interests in LogistiCare, The E.F. Johnson Company, and Viking Mobile Communications, Inc., a radio spectrum development and trading company. From 1988 to 1991, Mr. Davies was a limited partner and vice president of Brooke Partners LP, a private New York-based investment partnership. From 1983 to 1988, Mr. Davies was managing director, mergers & acquisitions for the Bell Atlantic Corporation. Prior to 1983, Mr. Davies held the position of manager in the Management Advisory Services group for Deloitte Haskins & Sells, a predecessor firm to Deloitte & Touche, where he specialized in telecom industry consulting. Mr. Davies received a B.A. from Princeton University and an M.B.A. from The Wharton School, University of Pennsylvania.

Michael E. Weksel has been our chief operating officer, chief financial officer, secretary and a member of our board of directors since our inception. Since 2000, Mr. Weksel has been a principal in Industrial Acquisitions Management, LLC, a private venture firm. From 1994 to 1999, Mr. Weksel served on the board of directors and as chief financial officer and vice president of LogistiCare which he co-founded. From 1992 to 1994, Mr. Weksel served as a managing director at Weksel, Davies & Co. Inc. In that capacity, Mr. Weksel acted as the sole executive officer at Viking Mobile Communications and as project director for the implementation of a new enterprise computing solution at The E.F. Johnson Company. Mr. Weksel also served on the board of directors of The E.F. Johnson Company. Prior to 1992, Mr. Weksel worked for three years as an associate at the merchant banking firm of Joseph, Littlejohn and Levy, Inc. Mr. Weksel currently is a director of both GovDelivery, Inc., a leading e-mail subscription management system provider, and Safe Lites, LLC, a developer of applications of electroluminescent technologies. Mr. Weksel received a B.S. from the State University of New York at Albany and an M.B.A. from Columbia University. Mr. Weksel is the son of Dr. William Weksel.

Matthew Botwin has been a member of our board of directors since our inception. Since October 2003, Mr. Botwin has been a managing director of Regent Square Group, a telecommunications and government affairs consulting firm. Mr. Botwin also serves as chairman of the Regulatory Working Group for the Global VSAT Forum, an association of companies involved in the business of delivering advanced digital fixed satellite systems and services to consumers, and commercial and government enterprises worldwide. He is also an advisor to the World Bank’s Global Innovation Fund, a fund designed to create greater access to private capital for medium sized technology-driven businesses. From June 1998 to October 2003, Mr. Botwin was senior manager for international government relations at PanAmSat Corporation, a satellite communications company. From October 1997 to September 1997, Mr. Botwin was affiliated with AT&T Corporation. Mr. Botwin received a B.A. from Hobart College, an M.A. from the London School of Economics and a masters in international telecommunications policy from the School of International Affairs at Columbia University.

Paul Levy has been a member of our board of directors since our inception. Mr. Levy is currently a private investor in real estate and venture capital. From 1967 to 2002, Mr. Levy was the owner and president of Alvin Press, Inc., a New York City-based printing company that supplied major corporations with specialized labels. Mr. Levy serves as a member of the board and a vice president of the 92nd Street YMHA and on the Board of Overseers of List College and is active in numerous other community organizations. Mr. Levy received a B.S. from New York University and a J.D. from Brooklyn Law School.

Our board of directors is currently divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of

Matthew Botwin, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Paul Levy and Michael E. Weksel, will expire at the second annual meeting. The term of the third class of directors, consisting of Dr. William Weksel and Robert A. Schriesheim, will expire at the third annual meeting. Upon consummation of a business combination, this classified board feature will terminate and we will then have only one class of directors, with each director elected annually.

Executive Compensation

We have not entered into employment agreements with any of our executive officers. No executive officer has received any cash compensation for services rendered to us. No compensation of any kind, including finders, consulting or other similar fees, will be paid to any of our existing stockholders, including our directors, or any of their respective affiliates, prior to, or for any services they render in order to effectuate, the consummation of a business combination. However, such individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Because of the foregoing, we will generally not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement.

Director Independence

The American Stock Exchange requires that a majority of our board must be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

Upon consummation of this offering, Robert A. Schriesheim, Paul Levy and Matthew Botwin will be our independent directors, constituting a majority of our board. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Any affiliated transactions will be on terms no less favorable to us than could be obtained from independent parties. Any affiliated transactions must be approved by a majority of our independent and disinterested directors.

Audit Committee

Effective upon consummation of this offering, we will establish an audit committee of the board of directors, which will consist of Matthew Botwin, as chairman, Paul Levy and Robert A. Schriesheim. We have determined that each of these individuals is an independent director under the American Stock Exchange’s listing standards. The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

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reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our Form 10-K;

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discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

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discussing with management major risk assessment and risk management policies;

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monitoring the independence of the independent auditor;

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verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

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reviewing and approving all related-party transactions;

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inquiring and discussing with management our compliance with applicable laws and regulations;

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pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

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appointing or replacing the independent auditor;

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determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work; and

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establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies.

Financial Experts on Audit Committee

The audit committee will at all times be composed exclusively of “independent directors” who are “financially literate” as defined under the American Stock Exchange listing standards. The American Stock Exchange listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, we must certify to the American Stock Exchange that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The board of directors has determined that Robert A. Schriesheim satisfies the American Stock Exchange’s definition of financial sophistication and also qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

Nominating Committee

Effective upon consummation of this offering, we will establish a nominating committee of the board of directors, which will consist of Paul Levy, as chairman, and Matthew Botwin, each of whom is an independent director under the American Stock Exchange’s listing standards. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating committee considers persons identified by its members, management, shareholders, investment bankers and others.

Guidelines for Selecting Director Nominees

The guidelines for selecting nominees, which are specified in the Nominating Committee Charter, generally provide that persons to be nominated:

•

should have demonstrated notable or significant achievements in business, education or public service;

•

should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

•

should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the stockholders.

The Nominating Committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time. The nominating committee does not distinguish among nominees recommended by shareholders and other persons.

Code of Ethics

Effective upon consummation of this offering, we will adopt a code of ethics that applies to all of our executive officers, directors and employees. The code of ethics codifies the business and ethical principles that govern all aspects of our business.

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interest:

•

None of our officers and directors is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.

•

In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

•

Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company.

•

The initial shares owned by our officers and directors will be released from escrow only if a business combination is successfully completed, and our officers and directors may own warrants, including the insider warrants, which will expire worthless if a business combination is not consummated. Additionally, our directors will not receive liquidation distributions with respect to any of their initial shares. Furthermore, the purchaser of the insider warrants has agreed that such securities will not be sold or transferred by it until after we have completed a business combination. Moreover, our officers and directors may enter into consulting or employment agreements with our company as part of a business combination pursuant to which they may be entitled to compensation for their services to be rendered to the company after the consummation of a business combination. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target business, timely completing a business combination and securing the release of their stock from escrow.

•

The ability of Robert A. Schriesheim, Dr. William Weksel, Robert H. Davies, Michael E. Weksel, Paul Levy, Ira Hollenberg IRA, Silverman Realty Group, Inc. Profit Sharing Plan (LCPSP), Norbert W. Strauss, David Strauss and Jonathan Strauss and their affiliates to exercise the insider warrants on a cashless basis if we call such warrants for redemption may cause a conflict of interest in determining when to call the warrants for redemption as they would potentially be able to avoid any negative price pressure on the price of the warrants and common stock due to the redemption through a cashless exercise.

•

Our directors and officers may purchase shares of common stock as part of this offering or in the open market. If they did, they would be entitled to vote such shares as they choose on a proposal to approve a business combination.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•

the corporation could financially undertake the opportunity;

•

the opportunity is within the corporation’s line of business; and

•

it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers has contractually agreed, until the earliest of a business combination, our liquidation or such time as he or she ceases to be an officer, to present to our company for our consideration, prior to presentation to any other entity, any business opportunity which may reasonably be required to be presented to us under Delaware law, subject to the pre-existing fiduciary or contractual obligations described below. We have not established any procedures to ensure that our officers and directors observe these requirements.

Robert H. Davies is a managing director of Source Companies LLC, a company specialized in providing growth advisory and investment banking services to the controlling-owners of medium-sized businesses. Dr. William Weksel and Michael E. Weksel are principals of Industrial Acquisitions Management, LLC, a private venture firm. Robert A. Schriesheim is a director of three public companies, one of which (Dobson Communications) is a telecommunications company. These entities may in the future seek to acquire a business that is suitable for our company to acquire. Accordingly, such individuals must honor their pre-existing fiduciary duties to such entities and therefore, any potential target businesses must first be presented to these entities prior to presenting them to us.

However, the types of businesses that these entities typically focus on are not the same types of companies that we will be looking at in terms of size and scope. Accordingly, we do not believe that any of these officers and directors will have a conflict of interest in determining to which entity to present an opportunity for a business combination.

In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock which were owned prior to this offering in accordance with the vote of the public stockholders owning a majority of the shares of our common stock sold in this offering. In addition, they have agreed to waive their respective rights to participate in any liquidation distribution with respect to their initial shares. Any common stock acquired by existing stockholders in the offering or aftermarket will be considered part of the holdings of the public stockholders. Except with respect to the conversion rights afforded to public stockholders, these existing stockholders will have the same rights as other public stockholders with respect to such shares, including liquidation rights and voting rights in connection with a potential business combination. Accordingly, they may vote such shares on a proposed business combination any way they choose.

To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity which is affiliated with any of our existing stockholders unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated stockholders from a financial point of view. We currently do not anticipate entering into a business combination with an entity affiliated with any of our existing stockholders. Furthermore, in no event will any of our existing officers, directors, stockholders or advisors, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of a business combination.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of June 29, 2007 and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus (assuming none of the individuals or entities listed below purchase units offered by this prospectus), by:

•

each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•

each of our officers and directors; and

•

all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Name and Address of Beneficial Owner(1)	Prior to Offering and Insider Purchases			After Offering and Insider Purchases
	Amount and Nature of Beneficial Ownership		Approximate Percentage of Outstanding Common Stock	Amount and Nature of Beneficial Ownership		Approximate Percentage of Outstanding Common Stock

Robert A. Schriesheim	362,500		20.7%	362,500	(2)	4.1%
Robert H. Davies	362,500	(3)	20.7%	362,500	(2)	4.1%
Michael E. Weksel	362,500	(4)	20.7%	362,500	(2)(4)	4.1%
Dr. William Weksel	362,500		20.7%	362,500	(2)	4.1%
Paul Levy	90,000		5.1%	90,000	(2)	1.0%
Matthew Botwin	30,000		1.7%	30,000		*
All directors and executive officers as a group (six individuals)	1,570,000		89.7%	1,570,000	(5)	17.9%

——————

*

Less than one percent.

(1)

Unless otherwise indicated, the business address of each of the individuals is 233 East 69th Street, #6J, New York, New York 10021.

(2)

Does not include 227,500 shares of common stock issuable upon exercise of warrants held by this individual that are not currently exercisable and will not become exercisable within 60 days.

(3)

Includes 10,000 shares of common stock held by the 2006 Robert H. Davies Delaware Trust f/b/o Alexander B. Davies, a trust established for the benefit of Mr. Davies’ son.

(4)

Includes 12,500 shares of common stock held by the Carina Heart Weksel Irrevocable Trust, a trust established for the benefit of Mr. Weksel’s daughter, of which Mr. Weksel and his wife are the sole trustees.

(5)

Does not include a total of 1,137,500 shares of common stock issuable upon exercise of warrants held by these individuals that are not currently exercisable and will not become exercisable within 60 days.

Immediately after this offering, our existing stockholders, which include all of our officers and directors, collectively, will beneficially own 20% of the then issued and outstanding shares of our common stock (assuming none of them purchase any units offered by this prospectus). None of our existing stockholders, officers and directors has indicated to us any intent to purchase our securities in the offering. Because of the ownership block held by our existing stockholders, such individuals may be able to effectively exercise control over all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of a business combination.

All of the initial shares outstanding prior to the date of this prospectus will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until the earliest of:

•

one year after our consummation of a business combination; and

•

the consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target business.

During the escrow period, the holders of these securities will not be able to sell or transfer their securities except to their spouses and children or trusts established for their benefit, but will retain all other rights as our stockholders (to the extent of their shares of common stock), including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, none of our existing stockholders will receive any portion of the liquidation proceeds with respect to their initial shares.

Robert A. Schriesheim, Dr. William Weksel, Robert H. Davies and Michael E. Weksel are our “promoters” as that term is defined under the Federal securities laws.

Selling Stockholders and Plan of Distribution

Robert A. Schriesheim, our chairman of the board, Dr. William Weksel, our chief executive officer, Robert H. Davies, our chief strategist, Michael E. Weksel, our chief operating officer, chief financial officer, secretary and director, Paul Levy, one of our directors, and Ira Hollenberg IRA, Silverman Realty Group, Inc. Profit Sharing Plan (LCPSP), Norbert W. Strauss, David Strauss and Jonathan Strauss, each a stockholder of ours, have committed to purchase the insider warrants (for a total purchase price of $1,820,000) from us. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. The insider warrants will be identical to the warrants underlying the units being offered by this prospectus except that if we call the warrants for redemption, the insider warrants will be exercisable on a cashless basis so long as such warrants are held by the purchasers or their affiliates. The purchasers have agreed that the insider warrants will not be sold or transferred by it until 90 days after we have completed a business combination.

We have registered for resale under the registration statement of which this prospectus forms a part the insider warrants and underlying shares of common stock that will be sold to these selling stockholders. They are offering an aggregate of 1,820,000 warrants (as well as the 1,820,000 shares of common stock underlying such warrants). The following table provides certain information with respect to the purchasers’ beneficial ownership after consummation of this offering and the private sale of insider warrants and as adjusted to give effect to the sale of all of the shares offered for sale by them by this prospectus. For purposes of presentation, we assume that the purchasers will exercise the warrants and then resell all of the shares immediately thereafter. We have also included the full amount of the shares being registered for resale by this prospectus and which underlie the insider warrants even though such warrants are not exercisable within 60 days.

Name and Address of Beneficial Owner	After Offering and Insider Purchases			Number of Shares Offered After Insider Purchases	After Sale of Insider Warrants and Underlying Securities
	Amount and Nature of Beneficial Ownership		Approximate Percentage of Outstanding Common Stock		Amount and Nature of Beneficial Ownership		Approximate Percentage of Outstanding Common Stock

Dr. William Weksel(1)	590,000	(2)	5.6%	227,500	362,500		4.1%
Robert A. Schriesheim(3)	590,000	(2)	5.6%	227,500	362,500		4.1%
Robert H. Davies(4)	590,000	(2)(5)	5.6%	227,500	362,500	(5)	4.1%
Michael E. Weksel(6)	590,000	(2)	5.6%	227,500	362,500		4.1%
Paul Levy(7)	317,500	(2)	3.0%	227,500	90,000		1.0%
Ira Hollenberg IRA(8)	287,500	(2)	2.7%	227,500	60,000		*
Silverman Realty Group, Inc. Profit Sharing Plan (LCPSP) (8)	287,500	(2)	2.7%	227,500	60,000		*
Norbert W. Strauss(8)	95,834	(9)	*	75,834	20,000		*
David Strauss(8)	95,833	(10)	*	75,833	20,000		*
Jonathan Strauss(8)	95,833	(10)	*	75,833	20,000		*

——————

*

Less than 1%.

(1)

Dr. Weksel has been our chief executive officer since May 2007, a director since our inception and served as our chairman of the board from our inception until March 2007.

(2)

This amount includes 227,500 shares of common stock issuable upon exercise of insider warrants.

(3)

Mr. Schriesheim has been our chairman of the board since March 2007 and served as our vice chairman of the board from our inception until March 2007.

(4)

Mr. Davies has been our chief strategist since May 2007 and served as our chief executive officer from our inception until May 2007.

(5)

Includes 10,000 shares of common stock held by the 2006 Robert H. Davies Delaware Trust f/b/o Alexander B. Davies, a trust established for the benefit of Mr. Davies’ son.

(6)

Mr. Weksel has been our chief operating officer, chief financial officer, secretary and director since our inception.

(7)

Mr. Levy has been a director of ours since our inception.

(8)

Each of these individuals is a stockholder of ours.

(9)

This amount includes 75,834 shares of common stock issuable upon exercise of insider warrants.

(10)

This amount includes 75,833 shares of common stock issuable upon exercise of insider warrants.

The sale or distribution of the securities may be effected directly to purchasers by the selling stockholders, or by any donee, pledgee or transferee of the selling stockholders as principals, or through one or more underwriters, brokers, dealers or agents from time to time in one or more public or private transactions by any legally available means, including:

•

block trades;

•

on the American Stock Exchange or in the over-the-counter market;

•

otherwise than on the American Stock Exchange or in the over-the-counter market;

•

through the writing of put or call options relating to the common stock;

•

entering into hedging transactions with broker-dealers, and the broker-dealers may in turn engage in short sales of the shares as part of establishing and maintaining the hedge positions they entered into with the selling stockholders;

•

entering into option or loan transactions that require the selling stockholder to deliver shares to a broker-dealer which may then resell or otherwise transfer the shares pursuant to this prospectus to cover the broker-dealer’s own short sales of the shares or to cover short sales of the shares by customers of the broker-dealer;

•

engaging in short sales of the common stock and delivering shares to cover such short positions;

•

the pledging of common stock to a broker-dealer and upon the default by the selling stockholder on the pledge the broker-dealer may sell the pledged shares in accordance with this prospectus;

•

through the distribution of the common stock by any selling stockholder to its partners, members or shareholders; or

•

through a combination of these methods of sale.

Any of these transactions may be effected:

•

at market prices prevailing at the time of sale;

•

at prices related to the prevailing market prices;

•

at varying prices determined at the time of sale; or

•

at negotiated or fixed prices.

If the selling stockholders effect transactions to or through underwriters, brokers, dealers or agents, these underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or purchasers. These discounts, concessions or commissions may be in excess of those customary for the types of transactions involved.

The selling stockholders and any broker, dealer or agent that assists in the sale of the common stock may be deemed to be underwriters within the meaning of Section 2(a)(11) of the Securities Act. Accordingly, any profit on the sale of common stock by them and any discounts, concessions or commissions received by any of the underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

We will pay all of the costs, expenses and fees incident to the registration of the securities offered under this prospectus. The selling stockholders are responsible for any costs, expenses and fees related to the offer and sale of the common stock to the public, including brokerage commissions, fees and discounts of underwriters, brokers, dealers and agents.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In August 2006, we issued 1,750,000 shares of our common stock to our initial stockholders set forth below for an aggregate of $25,000 in cash, at a purchase price of approximately $0.014 per share, as follows:

Name	Number of Shares	Purchase Price	Relationship to Us

Robert A. Schriesheim	362,500	$5,178.57	Chairman of the Board
Dr. William Weksel(1)	362,500	$5,178.57	Chief Executive Officer and Director
Robert H. Davies	362,500	$5,178.57	Chief Strategist
Michael E. Weksel	362,500	$5,178.57	Chief Operating Officer, Chief Financial Officer, Secretary and Director
Paul Levy	90,000	$1,285.71	Director
Ira Hollenberg IRA	60,000	$857.14	Stockholder
Silverman Realty Group, Inc. Profit Sharing Plan (LCPSP)	60,000	$857.14	Stockholder
Matthew Botwin	30,000	$428.57	Director
Norbert W. Strauss	20,000	$285.72	Stockholder
David Strauss	20,000	$285.72	Stockholder
Jonathan Strauss	20,000	$285.72	Stockholder

——————

(1)

Dr. William Weksel is the father of Michael E. Weksel.

In January 2007, Michael E. Weksel transferred 12,500 shares of common stock to the Carina Heart Weksel Irrevocable Trust, a trust established for the benefit of Mr. Weksel’s daughter, for approximately $0.014 per share. In June 2007, Robert H. Davies transferred 10,000 shares of common stock to the 2006 Robert H. Davies Delaware Trust f/b/o Alexander B. Davies, a trust established for the benefit of Mr. Davies’ son, for approximately $0.14 per share.

If the underwriter determines the size of the offering should be increased or decreased, a stock dividend or a contribution back to capital, as applicable, would be effectuated in order to maintain our initial stockholders’ ownership at a percentage of the number of shares to be sold in this offering.

The holders of the majority of the shares issued in August 2006 described above will be entitled to make up to two demands that we register these shares pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the majority of these shares may elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are released from escrow. In addition, these stockholders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

Pursuant to written subscription agreements, (i) each of Robert A. Schriesheim, Robert H. Davies, Michael E. Weksel, Dr. William Weksel, Paul Levy, Ira Hollenberg IRA, Silverman Realty Group, Inc. Profit Sharing Plan (LCPSP) have committed to purchase 227,500 insider warrants for $227,500 from us, (ii) Norbert W. Strauss has committed to purchase 75,834 insider warrants for $75,834 from us and (iii) each of David Strauss and Jonathan Strauss have committed to purchase 75,833 insider warrants for $75,833 from us, for a total purchase price of $1,820,000. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. The purchase price for the insider warrants has been delivered to Graubard Miller, our counsel in connection with this offering, who is acting solely as escrow agent in connection with the private sale of insider warrants. Graubard Miller will deposit the purchase price into the trust fund simultaneously with the consummation of the offering. The insider warrants will be identical to the warrants underlying the units being offered by this prospectus except that if we call the warrants for redemption, the insider warrants will be exercisable on a cashless basis so long as such warrants are held by the purchasers or their affiliates. The purchasers have agreed that the insider warrants will not be sold or transferred by them until 90 days after we have completed a business combination.

As of the date of this prospectus, Robert A. Schriesheim, Robert H. Davies, Michael E. Weksel and Dr. William Weksel have advanced to us an aggregate of $150,000 to cover expenses related to this offering. The loans will be payable without interest on the earlier of September 1, 2007 or the consummation of this offering. We intend to repay these loans from the proceeds of this offering not being placed in trust.

We will reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged.

No compensation or fees of any kind, including finder’s fees, consulting fees or other similar compensation, will be paid to any of our existing stockholders, officers or directors who owned our common stock prior to this offering, or to any of their respective affiliates, prior to or with respect to the business combination (regardless of the type of transaction that it is).

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions or loans, including any forgiveness of loans, will require prior approval by a majority of our uninterested “independent” directors or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested “independent” directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

DESCRIPTION OF SECURITIES

General

As of the consummation of this offering, we will be authorized to issue 30,000,000 shares of common stock, par value $.0001, and 1,000,000 shares of preferred stock, par value $.0001. As of the date of this prospectus, 1,750,000 shares of common stock are outstanding, held by 12 stockholders of record. No shares of preferred stock are currently outstanding.

Units

Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. The common stock and warrants will begin to trade separately on the 90th day after the date of this prospectus unless Ferris, Baker Watts and Jesup & Lamont inform us of their decision to allow earlier separate trading (based upon their assessment of the relative strengths of the securities markets and small capitalization companies in general and the trading pattern of, and demand for, our securities in particular), provided that in no event may the common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K which includes this audited balance sheet promptly upon the consummation of this offering. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option. We will also include in this Form 8-K, an amendment thereto, or in a subsequent Form 8-K information indicating if Ferris, Baker Watts or Jesup & Lamont has allowed separate trading of the common stock and warrants prior to the 90th day after the date of this prospectus.

Common Stock

Our stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering in accordance with the majority of the shares of our common stock voted by our public stockholders. This voting arrangement shall not apply to shares included in units purchased in this offering or purchased following this offering in the open market by any of our existing stockholders, officers and directors. Additionally, our existing stockholders, officers and directors will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders.

We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 30% of the shares sold in this offering both exercise their conversion rights discussed below and vote against the business combination.

Our board of directors is currently divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares eligible to vote for the election of directors can elect all of the directors.

Pursuant to our amended and restated certificate of incorporation, if we do not consummate a business combination by June 29, 2009, our corporate existence will cease except for the purposes of winding up our affairs and liquidating. If we are forced to liquidate prior to a business combination, our public stockholders are entitled to share ratably in the trust fund, including any interest other than that which was previously released to us to fund working capital requirements, and any net assets remaining available for distribution to them after payment of liabilities. Our existing stockholders have waived their rights to participate in any liquidation distribution with respect to their initial shares.

Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust account if they vote against the business combination and the business combination is approved and completed. Public stockholders who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units.

Preferred Stock

As of the consummation of this offering, our amended and restated certificate of incorporation will authorize the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. However, the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

No warrants are currently outstanding. Each warrant entitles the registered holder to purchase one share of our common stock at a price of $5.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•

the completion of a business combination; and

•

one year from the date of this prospectus.

The warrants will expire four years from the date of this prospectus at 5:00 p.m., New York City time.

We may call the warrants for redemption (including the insider warrants and any warrants issued upon exercise the unit purchase option issued to Ferris, Baker Watts and Jesup & Lamont), with the prior consent of Ferris, Baker Watts and Jesup & Lamont:

•

in whole and not in part,

•

at a price of $.01 per warrant at any time while the warrants are exercisable (which will occur only if a registration statement relating to the common stock issuable upon exercise of the warrants is effective and current),

•

upon not less than 30 days’ prior written notice of redemption to each warrant holder, and

•

if, and only if, the reported last sale price of the common stock equals or exceeds $11.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

The right to exercise will be forfeited unless they are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient degree of liquidity to cushion the market reaction to our redemption call.

Since we may redeem the warrants only with the prior written consent of Ferris, Baker Watts and Jesup & Lamont and Ferris, Baker Watts and Jesup & Lamont may hold warrants subject to redemption, they may have a conflict of interest in determining whether or not to consent to such redemption. We cannot assure you that Ferris, Baker Watts and Jesup & Lamont will consent to such redemption if it is not in Ferris, Baker Watts’s and Jesup & Lamont’s best interest even if it is in our best interest.

If we call the warrants for redemption as described above, we have agreed to allow Robert A. Schriesheim, Dr. William Weksel, Robert H. Davies, Michael E. Weksel, Paul Levy, Ira Hollenberg IRA, Silverman Realty Group, Inc. Profit Sharing Plan (LCPSP), Norbert W. Strauss, David Strauss and Jonathan Strauss and their affiliates to exercise the insider warrants, and our initial stockholders to exercise their warrants included in the initial shares, on a “cashless basis.” If the holders take advantage of this option, they would pay the exercise price by surrendering their insider warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the insider warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to holders of warrants. The reason that we have agreed that the insider warrants will be exercisable on a cashless basis so long as they are held by the purchasers or their affiliates is because it is not known at this time whether they will be affiliated with us following a business combination. If they are, their ability to sell our securities in the open market will be significantly limited. If they remain insiders, we will have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time, an insider cannot trade in our securities if he is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants and sell the shares of common stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants will be exercisable and we will not be obligated to issue shares of common stock unless at the time a holder seeks to exercise such warrant, a prospectus relating to the common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, we will not be required to net cash settle or cash settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up or down to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Purchase Option

We have agreed to sell to the representatives of the underwriter an option to purchase up to a total of 300,000 units at $10.00 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus, except that the exercise price of the underlying warrants will be $7.50 per share. This option will be valued at the date of issuance; however, for illustrative purposes, at October 13, 2006, we estimate that the fair value of this option is approximately $930,000 ($3.10 per Unit underlying such option) using a Black-Scholes option-pricing model. The fair value of the option granted to the representatives is estimated as of the date of grant using the following assumptions: (1) expected volatility of 45%, (2) risk-free interest rate of 4.65% and (3) expected life of 5 years. The volatility calculation of 45% is based on the average volatility of a representative sample of five companies that our management believes are representative to its industry. Because we do not have a trading history, we need to estimate the potential volatility of our common stock price, which will depend on a number of factors which cannot be ascertained at this time. We referred to the average volatility of the sample companies because our management believes that the average volatility of such companies is a reasonable benchmark to use in estimating the expected volatility of our common stock after our business combination.

Dividends

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

American Stock Exchange Listing

There is presently no public market for our units, common stock or warrants. We anticipate that the units will be listed on the American Stock Exchange under the symbol AYA.U on or promptly after the date of this prospectus. Once the securities comprising the units begin separate trading, we anticipate that the common stock and warrants will be listed on the American Stock Exchange under the symbols AYA and AYA.WS respectively.

Shares Eligible for Future Sale

Immediately after this offering, we will have 8,750,000 shares of common stock outstanding, or 9,800,000 shares if the over-allotment option is exercised in full. Of these shares, the 7,000,000 shares sold in this offering, or 8,050,000 shares if the over-allotment option is exercised, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 1,750,000 shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. None of those shares would be eligible for sale under Rule 144 prior to August 16, 2007. However, as described below, the Securities and Exchange Commission has taken the position that these securities would not be eligible for transfer under Rule 144. Furthermore, all of the 1,750,000 shares of common stock included in the initial shares have been placed in escrow and will not be transferable for a period of one year following our consummation of a business combination and will be released prior to that date only upon a subsequent transaction resulting in our stockholders having the right to exchange their shares for cash or other securities. The insider warrants (and underlying shares of common stock) have been registered for resale under the registration statement of which this prospectus forms a part. However, the purchasers of the insider warrants have agreed that such insider warrants will not be sold or transferred by them until after we have completed a business combination.

Rule 144

In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•

1% of the number of shares of common stock then outstanding, which will equal 87,500 shares immediately after this offering (or 98,000 if the over-allotment option is exercised in full); and

•

the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

SEC Position on Rule 144 Sales

The Securities and Exchange Commission has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination act as “underwriters” under the Securities Act when reselling the securities of a blank check company acquired prior to the consummation of its initial public offering. Accordingly, the Securities and Exchange Commission believes that those securities can be resold only through a registered offering and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144.

Registration Rights

The holders of our initial shares issued and outstanding on the date of this prospectus, as well as the holders of the insider warrants (and underlying securities), will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the initial shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. The holders of a majority of the insider warrants (or underlying securities) can elect to exercise these registration rights at any time after we consummate a business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of a business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

UNDERWRITING

In accordance with the terms and conditions contained in the underwriting agreement, we have agreed to sell to each of the underwriters named below, and each of the underwriters, for which Ferris, Baker Watts Incorporated and Jesup & Lamont Securities Corporation are acting as representatives, have individually agreed to purchase on a firm commitment basis the number of units set forth opposite their respective name below:

Underwriters	Number of Units

Ferris, Baker Watts Incorporated	4,200,000
Empire Financial Group Inc.	1,575,000
Maxim Group LLC	700,000
Jesup & Lamont Securities Corporation	525,000
Total	7,000,000

A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

Pricing of Securities

We have been advised by the representatives that the underwriters propose to offer the units to the public at the offering price set forth on the cover page of this prospectus. They may allow some dealers concessions not in excess of $0.19 per unit.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and insider warrants and the terms of the warrants were negotiated between us and the representatives. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, and insider warrants include:

•

the history and prospects of companies whose principal business is the acquisition of other companies;

•

prior offerings of those companies;

•

our prospects for acquiring an operating business at attractive values;

•

our capital structure;

•

an assessment of our management and their experience in identifying operating companies;

•

general conditions of the securities markets at the time of the offering; and

•

other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since we have no operating results and are not limited to operate in any specific industry.

Over-Allotment Option

We have granted to the representatives of the underwriters an option, exercisable during the 45-day period commencing on the date of this prospectus, to purchase from us at the offering price, less underwriting discounts, up to an aggregate of 1,050,000 additional units for the sole purpose of covering over-allotments, if any. The over-allotment option will only be used to cover the net syndicate short position resulting from the initial distribution. The representatives of the underwriters may exercise the over-allotment option if it sells more units than the total number set forth above.

Commissions and Discounts

The following table shows the public offering price, underwriting discount to be paid by us to the underwriters and the proceeds, before expenses, to us. This information assumes either no exercise or full exercise by the representatives of the underwriters of its over-allotment option.

	Per Unit	Without Option	With Option

Public offering price	$8.00	$56,000,000	$64,400,000
Discount(1)	$0.56	$3,920,000	$4,508,000
Non-accountable Expense Allowance(2)	$0.08	$560,000	$560,000
Proceeds before expenses(3)	$7.36	$51,520,000	$59,332,000

——————

(1)

$1,680,000 (or $2,111,250 if the over-allotment option is exercised in full) of the underwriting discounts will not be payable unless and until we complete a business combination. The underwriters have waived their right to receive such payment upon our liquidation if we are unable to complete a business combination.

(2)

The non-accountable expense allowance is not payable with respect to the units sold upon exercise of the over-allotment option. The non-accountable expense allowance will not be payable unless and until we complete a business combination. The underwriters have waived their right to receive such payment upon our liquidation if we are unable to complete a business combination.

(3)

The offering expenses are estimated at $525,000.

No discounts or commissions will be paid on the sale of the insider warrants.

Purchase Option

We have agreed to sell to the representatives, for $100, an option to purchase up to a total of 300,000 units to be issued upon consummation of this offering. The units issuable upon exercise of this option are identical to those offered by this prospectus, except that the exercise price of the underlying warrants will be $7.50 per share. This option is exercisable at $10.00 per unit, and may be exercised on a cashless basis, commencing on the later of the consummation of a business combination and one year from the date of this prospectus and expiring five years from the date of this prospectus. We estimate that the fair value of this option is approximately $930,000 ($3.10 per Unit underlying such option) using a Black-Scholes option-pricing model. The fair value of the option granted to the representatives is estimated as of the date of grant using the following assumptions: (1) expected volatility of 45%, (2) risk-free interest rate of 4.65% and (3) expected life of 5 years. The volatility calculation of 45% is based on the average volatility of a representative sample of five companies that our management believes are representative to its industry. Because we do not have a trading history, we need to estimate the potential volatility of our common stock price, which will depend on a number of factors which cannot be ascertained at this time. We referred to the average volatility of the sample companies because our management believes that the average volatility of such companies is a reasonable benchmark to use in estimating the expected volatility of our common stock after our business combination. The option and the 300,000 units, the 300,000 shares of common stock and the 300,000 warrants underlying such units, and the 300,000 shares of common stock underlying such warrants, have been deemed compensation by the NASD and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the NASD Conduct Rules. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the date of this prospectus except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. Although the purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part, the option grants to holders demand and “piggy back” rights for periods of five and seven years, respectively, from the date of this prospectus with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. We will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. We will have no obligation to net cash settle the exercise of the purchase option or the warrants underlying the purchase option. The holder of the purchase option will not be entitled to exercise the purchase option or the warrants underlying the purchase option unless a registration statement covering the securities underlying the purchase option is effective or an exemption from registration is available. If the holder is unable to exercise the purchase option or underlying warrants, the purchase option or warrants, as applicable, will expire worthless.

The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of common stock at a price below its exercise price.

Regulatory Restrictions on Purchase of Securities

Rules of the SEC may limit the ability of the underwriter to bid for or purchase our units before the distribution of the units is completed. The distribution of the units in this offering will be completed once all the units have been sold, all stabilizing transactions have been completed and all penalty bids have either been reclaimed or withdrawn. However, the underwriters may engage in the following activities in accordance with the rules:

•

Stabilizing Transactions. The underwriters may make bids or purchases for the purpose of preventing or retarding a decline in the price of our units, as long as stabilizing bids do not exceed the offering price of $8.00.

•

Over-Allotments and Syndicate Coverage Transactions. The underwriters may create a short position in our units by selling more of our units than are set forth on the cover page of this prospectus. If the underwriters create a short position during the offering, the underwriters may engage in syndicate covering transactions by purchasing our units in the open market. The representatives may also elect to reduce any short position by exercising all or part of the over-allotment option.

•

Penalty Bids. The representatives may reclaim a selling concession from a selected dealer when the units originally sold by the selected dealer is purchased in a stabilizing or syndicate covering transaction to cover short positions.

Stabilization and covering transactions may cause the price of our securities to be higher than it would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the prices of our securities if it discourages resales of our securities.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our securities. These transactions may occur on the American Stock Exchange, in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Other Terms

Although we are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so, any of the underwriters may, among other things, introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with any of the underwriters and no fees for such services will be paid to any of the underwriters prior to the date which is 90 days after the date of this prospectus, unless the National Association of Securities Dealers determines that such payment would not be deemed underwriters’ compensation in connection with this offering.

Indemnification

We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in this respect.

LEGAL MATTERS

The validity of the securities offered in this prospectus is being passed upon for us by Graubard Miller, New York, New York. We have paid Graubard Miller a retainer of $25,000 for such services. Graubard Miller has agreed that the balance of the legal fees that we will owe to it for these services will be paid by us only upon the successful consummation of this offering. Greenberg Traurig, LLP, New York, New York, is acting as counsel for the underwriter in this offering.

EXPERTS

The financial statements included in this prospectus and in the registration statement have been audited by Marcum & Kliegman LLP, independent registered public accounting firm, as of October 13, 2006 and for the period from August 16, 2006 (date of inception) through October 13, 2006 as set forth in their report appearing elsewhere in this prospectus and in the registration statement. The financial statements are included in reliance upon their report, which contains an explanatory paragraph relating to substantial doubt about our ability to continue as a going concern if the offering is not completed, given upon the authority of Marcum & Kliegman LLP as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

ALYST ACQUISITION CORP.
(a development stage company)

INDEX TO FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm	F-2

Financial Statements

Balance Sheets as of October 13, 2006 and February 28, 2007 (unaudited)	F-3

Statements of Operations for the periods from August 16, 2006 (inception) through October 13, 2006, October 14, 2006 through February 28, 2007 (unaudited) and August 16, 2006 (inception) through February 28, 2007 (unaudited)

F-4

Statement of Stockholders’ Equity (Deficiency) for the periods from August 16, 2006 (inception) through October 13, 2006 and from October 14, 2006 through February 28, 2007 (unaudited)	F-5

Statements of Cash Flows for the periods from August 16, 2006 (inception) through October 13, 2006, October 14, 2006 through February 28, 2007 (unaudited) and August 16, 2006 (inception) through February 28, 2007 (unaudited)

F-6

Notes to Financial Statements	F-7 – F-11

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Alyst Acquisition Corp.

We have audited the accompanying balance sheet of Alyst Acquisition Corp. (a development stage enterprise) (the “Company”) as of October 13, 2006, and the related statements of operations, stockholders’ equity and cash flows for the period from August 16, 2006 (inception) to October 13, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Alyst Acquisition Corp. as of October 13, 2006, and the results of its operations and its cash flows for the period from August 16, 2006 (inception) to October 13, 2006 in conformity with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has no present revenue, its business plan is dependent on completion of a financing and the Company’s cash and working capital as of October 13, 2006 are not sufficient to complete its planned activities for the upcoming year. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans regarding these matters are also described in Notes 1 and 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Marcum & Kliegman LLP

Melville, New York
November 7, 2006

ALYST ACQUISITION CORP.
(a development stage company)

BALANCE SHEETS

	February 28, 2007	October 13, 2006
	(unaudited)
ASSETS
Current Assets:
Cash	$68,862	$122,473
Interest receivable	—	32
Total current assets	68,862	122,505

Deferred offering costs	73,184	52,500
Total assets	$142,046	$175,005

LIABILITIES AND STOCKHOLDERS’ (DEFICIENCY) EQUITY

Current Liabilities:
Accrued expenses	$—	$231
Notes payable to stockholders	150,000	150,000
Total liabilities	150,000	150,231

Commitments and contingencies

Stockholders’ (deficiency) equity
Preferred stock, $.0001 par value
Authorized 1,000,000 shares; none issued or outstanding	—	—
Common stock, $.0001 par value
Authorized 30,000,000 shares
Issued and outstanding 1,750,000 shares	175	175
Additional paid in capital	24,825	24,825
Deficit accumulated during the development stage	(32,954)	(226)
Total stockholders’ (deficiency) equity	(7,954)	24,774
Total liabilities and stockholders’ equity	$142,046	$175,005

The accompanying notes are an integral part of these financial statements.

ALYST ACQUISITION CORP.
(a development stage company)

STATEMENTS OF OPERATIONS

	For the Period From October 14, 2006 to February 28, 2007	For the Period From August 16, 2006 (inception) to October 13, 2006	For the Period From August 16, 2006 (inception) to February 28, 2007
	(unaudited)		(unaudited)

Formation and operating costs	$(33,596)	$(258)	$(33,854)

Interest income	868	32	900

Net loss	$(32,728)	$(226)	$(32,954)

Weighted average number of common shares outstanding – Basic and Diluted	1,750,000	1,750,000	1,750,000

Net loss per share – Basic and Diluted	$(0.02)	$(0.00)	$(0.02)

The accompanying notes are an integral part of these financial statements.

ALYST ACQUISITION CORP.
(a development stage company)

STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIENCY)
For the Period August 16, 2006 (inception) to October 13, 2006 and the
Period October 14, 2006 to February 28, 2007 (unaudited)

	Common Stock		Additional Paid-In Capital	Deficit Accumulated During the Development Stage	Total
	Shares	Amount

Balance at August 16, 2006	—	—	—	—	—
Common shares issued at inception at $0.014 per share	1,750,000	$175	$24,825	$—	$25,000
Net Loss from August 16, 2006 (inception) to October 13, 2006	—	—	—	(226)	(226)
Balance at October 13, 2006	1,750,000	175	24,825	(226)	24,774

Net Loss from October 14, 2006 to February 28, 2007 (unaudited)	—	—	—	(32,728)	(32,728)
Balance at February 28, 2007 (unaudited)	1,750,000	$175	$24,825	$(32,954)	$(7,954)

The accompanying notes are an integral part of these financial statements.

ALYST ACQUISITION CORP.
(a development stage company)

STATEMENTS OF CASH FLOWS

	For the Period From October 14, 2006 to February 28, 2007	For the Period From August 16, 2006 (inception) to October 13, 2006	For the Period From August 16, 2006 (inception) to February 28, 2007
	(unaudited)		(unaudited)
Cash flows from operating activities
Net loss	$(32,728)	$(226)	$(32,954)
Adjustment to reconcile net loss to net cash used in operating activities:
Change in operating assets and liabilities:
Interest receivable	32	(32)	0
Accrued expenses	(231)	231	0
Net cash used in operating activities	(32,927)	(27)	(32,954)

Cash flows from financing activities
Proceeds from sale of shares of common stock	0	25,000	25,000
Proceeds from notes payable to stockholders	0	150,000	150,000
Payment of deferred offering costs	(20,684)	(52,500)	(73,184)
Net cash provided by (used in) financing activities	(20,684)	122,500	101,816

Net increase (decrease) in cash	(53,611)	122,473	68,862
Cash at beginning of period	122,473	—	—
Cash at end of period	$68,862	$122,473	$68,862

The accompanying notes are an integral part of these financial statements.

ALYST ACQUISITION CORP.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS
(unaudited with respect to the period from October 14, 2006 to February 28, 2007)

1. Organization, Business Operations and Significant Accounting Policies; Going Concern Consideration

Alyst Acquisition Corp. (the “Company”) was incorporated in Delaware on August 16, 2006 as a blank check company to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business (“Business Combination”).

At February 28, 2007, the Company had not yet commenced any operations. All activity through February 28, 2007 relates to the Company’s formation and the proposed public offering described below. The Company has selected June 30 as its fiscal year end.

The accompanying unaudited financial statements as of February 28, 2007 and for the period from October 14, 2006 through February 28, 2007 and for the period from August 16, 2006 (inception) to February 28, 2007 have been prepared by the Company in accordance with accounting principles generally accepted in the United States for interim financial reporting. These interim financial statements are unaudited and, in the opinion of management, include all adjustments, consisting of normal recurring adjustments and accruals necessary for a fair presentation of the balance sheet, statement of operations, stockholders’ equity and cash flows for the periods presented. The results of operations for the interim period are not necessarily indicative of the results that may be expected for the full year or for any future period.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering of 7,000,000 units (“Units”) which is discussed in Note 2 (“Proposed Offering”). The Company’s management has broad discretion with respect to the specific application of the net proceeds of the this Proposed Offering, although substantially all of the net proceeds of this Proposed Offering are intended to be generally applied toward consummating a Business Combination. Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering, management has agreed that at least $7.85 per Unit sold in the Proposed Offering will be held in a trust account (“Trust Account”) and invested in United States “government securities” within the meaning of Section 2(a) (16) of the Investment Company Act of 1940 having a maturity of 180 days or less or in money market funds meeting certain conditions under rule 2a-7 promulgated under the Investment Company Act of 1940 until the earlier of (i) the consummation of its first Business Combination and (ii) liquidation of the Company. The placing of funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, prospective target businesses or other entities it engages, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements. Certain of the Company’s officers and directors have agreed that they will be personally liable under certain circumstances to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or vendors or other entities that are owed money by the Company for services rendered, contracted for or products sold to the Company. However, there can be no assurance that they will be able to satisfy those obligations. The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. Except with respect to interest income that may be released to the Company of (i) up to $1,680,000 to fund expenses related to investigating and selecting a target business and our other working capital requirements and (ii) any additional amounts needed to pay income or other tax obligations, the proceeds held in trust will not be released from the trust account until the earlier of the completion of a Business Combination or our liquidation.

The Company, after signing a definitive agreement for a Business Combination with a target business or businesses, is required to submit such transaction for stockholder approval. In the event that the stockholders owning 30% or more of the shares sold in the Proposed Offering vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated. All of the Company’s stockholders prior to the Proposed Offering, including all of the officers and directors of the Company (“Initial Stockholders”) have agreed to vote all of their founding shares of common stock in accordance with the vote of the majority in interest of all other stockholders of the Company (“Public Stockholders”) with respect to any Business Combination. After consummation of a Business Combination, these voting safeguards will no longer apply.

ALYST ACQUISITION CORP.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS
(unaudited with respect to the period from October 14, 2006 to February 28, 2007)

1. Organization, Business Operations and Significant Accounting Policies; Going Concern Consideration
– (continued)

With respect to a Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company convert his or her shares into cash from the Trust Fund. The per share conversion price will equal the amount in the Trust Account, calculated as of two business days prior to the consummation of the proposed Business Combination, divided by the number of shares of common stock held by Public Stockholders at the consummation of the Proposed Offering. Accordingly, Public Stockholders holding 29.99% of the aggregate number of shares owned by all Public Stockholders may seek conversion of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Account computed without regard to the shares held by Initial Stockholders.

The Company’s Certificate of Incorporation will be amended prior to the Proposed Offering to change the conversion percentage from 20% to 30% and provide that the Company will continue in existence only until 24 months from the effective date of the registration statement relating to the Proposed Offering (“Effective Date”). If the Company has not completed a Business Combination by such date, its corporate existence will cease except for the purposes of liquidating and winding up its affairs. In the event of liquidation, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Fund assets) will be less than the initial public offering price per Unit in the Proposed Offering.

Loss per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Upon incorporation, the Company adopted Statement of Financial Accounting Standards (“SFAS”) No. 123R. This statement replaces SFAS No. 123 and superseded APB No. 25.  SFAS No. 123R requires that all stock-based compensation be measured at the fair value of the award and be recognized as an expense in the financial statements.

In June 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections” (“SFAS No. 154”). SFAS No. 154 replaces APB No. 20 (“APB 20”) and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements, “ and applies to all voluntary changes in accounting principle, and changes the requirements for accounting for and reporting of a change in accounting principle. APB 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of change a cumulative effect of changing to the new accounting principle whereas SFAS No. 154 requires retrospective application to prior periods’ financial statements of a voluntary change in accounting principle, unless it is impracticable. SFAS No. 154 enhances the consistency of financial information between periods. SFAS No. 154 became effective beginning with the Company’s first quarter of fiscal year 2006. The adoption of SFAS No. 154 did not have a material impact on its consolidated results of operations, financial position or cash flows.

In June 2006, the FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes”, (“FIN 48”). This interpretation clarified the accounting for uncertainty in income taxes recognized in accordance with SFAS No. 109, “Accounting for Income Taxes” (“SFAS No.109”). Specifically, FIN 48 clarifies the application of SFAS No. 109 by defining a criterion that an individual tax position must meet for any part of the benefit of that position to be recognized in an enterprise’s financial statements. Additionally, FIN 48 provides guidance on measurement, derecognition, classification, interest and penalties, accounting in interim periods of income taxes, as well as the required disclosure and transition. This interpretation is effective for fiscal years beginning after December 15, 2006. The Company is currently evaluating the requirements of FIN 48 and has not yet determined if the adoption of FIN 48 will have a significant impact on its consolidated financial statements.

ALYST ACQUISITION CORP.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS
(unaudited with respect to the period from October 14, 2006 to February 28, 2007)

1. Organization, Business Operations and Significant Accounting Policies; Going Concern Consideration
– (continued)

In February 2006, the FASB issued SFAS No. 155 ‘‘Accounting for Certain Hybrid Financial Instruments, an amendment of FASB Statements No. 133 and 140’’, (‘‘SFAS 155’’). SFAS No. 155 clarifies certain issues relating to embedded derivatives and beneficial interests in securitized financial assets. The provisions of SFAS No. 155 are effective for all financial instruments acquired or issued after fiscal years beginning after September 15, 2006. The Company currently does not have any embedded derivatives or beneficial interests in securitized financial assets.

In June 2005, the Emerging Issue Task Force (“EITF”) reached consensus on Issue No. 05-6, “Determining the Amortization Period for Leasehold Improvements” (“EITF 05-6”). EITF 05-6 provides guidance on determining the amortization period for leasehold improvements acquired in a Business Combination or acquired subsequent to lease inception. The guidance in EITF 05-6 will be applied prospectively and is effective for reporting periods beginning after June 29, 2005. The adoption of EITF 05-6 did not have a material impact on the Company’s consolidated financial statements.

In September 2006, the FASB issued SFAS No. 157 (“SFAS 157”), “Fair Value Measurements.” Among other requirements, SFAS 157 defines fair value and establishes a framework for measuring fair value and also expands disclosure about the use of fair value to measure assets and liabilities. SFAS 157 is effective beginning the first fiscal year that begins after November 15, 2007. The Company is currently evaluating the impact of SFAS 157 on its consolidated financial position and results of operations.

In September 2006, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements When Quantifying Misstatements in Current Year Financial Statements” (“SAB 108”), which provides interpretive guidance on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a current year misstatement. The guidance is applicable for fiscal years ending after November 15, 2006. The Company does not believe SAB 108 will have a material impact on its consolidated financial statements.

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

At October 13, 2006, the Company had $122,473 in cash and a working capital deficiency of $27,726. At February 28, 2007 (unaudited), the Company had $68,862 in cash and a working capital deficiency of $81,138. Further, the Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. Management’s plans to address this uncertainty through a Proposed Offering are discussed in Note 2. There is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful or successful within the target business acquisition period. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.

2. Proposed Public Offering

The Proposed Offering calls for the Company to offer for public sale 7,000,000 Units at a proposed offering price of $8.00 per Unit (plus up to an additional 1,050,000 units solely to cover over-allotments, if any). Each Unit consists of one share of the Company’s common stock and one Redeemable Common Stock Purchase Warrant (“Warrant”). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $5.00 commencing the later of the completion of a Business Combination and one year from the Effective Date and expiring four years from the Effective Date. The Company may redeem the Warrants, with the prior consent of Ferris, Baker Watts Incorporated and Jesup & Lamont Securities Corporation (“Representatives”), the representatives of the underwriters in the Proposed Offering, at a price of $0.01 per Warrant upon 30 days’ notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $11.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which the notice of redemption is given. In accordance with the warrant agreement relating to the Warrants to be sold and issued in the Proposed Offering, the Company is only required to use its best efforts to maintain the effectiveness of the registration statement

ALYST ACQUISITION CORP.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS
(unaudited with respect to the period from October 14, 2006 to February 28, 2007)

2. Proposed Public Offering – (continued)

covering the Warrants. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise. Additionally, in the event that a registration is not effective at the time of exercise, the holder of such Warrant shall not be entitled to exercise such Warrant and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle the warrant exercise. Consequently, the Warrants may expire unexercised and unredeemed.

The Company will pay the underwriters in the Proposed Offering an underwriting discount of 7% of the gross proceeds of the Proposed Offering and a non-accountable expense allowance of 1% of the gross proceeds of the Proposed Offering. However, the underwriters have agreed that 3% (or approximately 3.278% if the over-allotment option is exercised in full) of the underwriting discount and the full non-accountable expense allowance will not be payable unless and until the Company completes a Business Combination and have waived their right to receive such payment upon the Company’s liquidation if it is unable to complete a Business Combination. The Company will also issue a unit purchase option, for $100, to the Representatives, on the Effective Date to purchase 300,000 Units at an exercise price of $10.00 per Unit. The Units issuable upon exercise of this option are identical to those offered in the Proposed Offering, except that the exercise price of the underlying warrants will be $7.50 per share. The Company intends to account for the fair value of the unit purchase option, inclusive of the receipt of the $100 cash payment, as an expense of the Proposed Offering resulting in a charge directly to stockholders’ equity. The Company estimates that the fair value of this unit purchase option is approximately $930,000 ($3.10 per Unit underlying the unit purchase option) using a Black-Scholes option-pricing model. The fair value of the unit purchase option granted to the Representatives is estimated as of the date of grant using the following assumptions: (1) expected volatility of 45%, (2) risk-free rate of 4.65% and (3) expected life of 5 years. The volatility calculation of 45% is based on the average volatility of a representative sample of five companies that the Company’s management believes are representative to its industry. Because the Company does not have a trading history, the Company needs to estimate the potential volatility of its common stock price, which will depend on a number of factors which cannot be ascertained at this time. The Company referred to the average volatility of the sample companies because the Company’s management believes that the average volatility of such companies is a reasonable benchmark to use in estimating the expected volatility of the Company’s common stock after its business combination. The unit purchase option may be exercised for cash or on a “cashless” basis, at the holder’s option, such that the holder may use the appreciated value of the Units underlying the unit purchase option (the difference between the market price of the Units and the exercise price of the unit purchase option) to exercise the unit purchase option without the payment of any cash. The Company will have no obligation to net cash settle the exercise of the unit purchase option or the Warrants underlying the unit purchase option. The holder of the unit purchase option will not be entitled to exercise the unit purchase option or the Warrants underlying the unit purchase option unless a registration statement covering the securities underlying the unit purchase option is effective or an exemption from registration is available. If the holder is unable to exercise the unit purchase option or underlying Warrants, the unit purchase option or Warrants, as applicable, will expire worthless.

3. Deferred Offering Costs

Offering costs consist of legal and accounting fees incurred through the balance sheet date that are related to the Proposed Offering and that will be charged to equity upon the receipt of the capital raised or expensed in the event that the offering is terminated.

4. Notes Payable, Stockholders

The Company issued four $37,500 (a total of $150,000) unsecured promissory notes to certain Initial Stockholders, who are also officers and/or directors of the Company on September 1, 2006. The notes are non-interest bearing and are payable on the earlier of September 1, 2007 or the consummation of the Proposed Offering. Due to the short-term nature of the notes, the fair value of the notes approximates its carrying amount.

ALYST ACQUISITION CORP.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS
(unaudited with respect to the period from October 14, 2006 to February 28, 2007)

5. Commitments

The Company presently occupies office space provided by the chief operating officer. The chief operating officer has agreed that, until the Company consummates an initial public offering, he will make such office space available to the Company as may be required by the Company from time to time free of charge. Immediately following the initial public offering, the Company intends to identify, and lease office space from an unaffiliated third party.

The Company has a commitment to pay a total underwriting discount of 7% of the public offering price and a non-accountable expense allowance of 1% to the underwriters at the closing of the Proposed Offering. The payment to the underwriters representing 3% (or approximately 3.278% if the over-allotment option is exercised) of the 7% underwriting fee and the full non-accountable expense allowance will be deferred until the Company consummates a business combination.

The Company will also issue a unit purchase option to the Representatives for $100 to purchase up to a total of 350,000 units at an exercise price of $10.00 per unit. The Units issuable upon exercise of this option are identical to those offered in the Proposed Offering, except that the exercise price of the underlying warrants will be $7.50 per share.

Pursuant to letter agreements dated August 16, 2006 with the Company and the Representatives, the Initial Stockholders have waived their right to receive distributions with respect to their founding shares upon the Company’s liquidation.

Pursuant to Subscription Agreements dated October, 12, 2006, certain of the Initial Stockholders have agreed to purchase from the Company, in the aggregate, 1,820,000 warrants for $1,820,000 (the “Insider Warrants”). The purchase and issuance of the Insider Warrants shall occur simultaneously with the consummation of the Company’s initial public offering but shall be sold on a private placement basis. All of the proceeds the Company receives from these purchases will be placed in the trust account. The Insider Warrants to be purchased will be identical to warrants underlying the units being offered in connection with the initial public offering except that if the Company calls the warrants for redemption, the Insider Warrants will be exercisable on a cashless basis so long as they are still held by the original purchasers or their affiliates.

The Initial Stockholders and holders of the Insider Warrants (or underlying securities) will be entitled to registration rights with respect to their founding shares or Insider Warrants (or underlying securities), as the case may be, pursuant to an agreement to be signed prior to or on the effective date of the Proposed Offering. The holders of the majority of the founding shares are entitled to demand that the Company register these shares at any time commencing nine months after the consummation of a Business Combination. The holders of the Insider Warrants (or underlying securities) are entitled to demand that the Company register such securities at any time after the Company consummates a Business Combination. In addition, the Initial Stockholders and holders of the Insider Warrants (or underlying securities) have certain “piggy-back” registration rights on registration statements filed after the Company’s consummation of a Business Combination.

6. Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

The agreement with the underwriters prohibits the Company, prior to a Business Combination, from issuing preferred stock which participates in the proceeds of the Trust Account or which votes as a class with the Common Stock on a Business Combination.

7. Common Stock

The Company is authorized to issue 30,000,000 shares of common stock with a par value of $.0001 per share.

At February 28, 2007, there were 9,420,000 shares of common stock reserved for issuance upon exercise of warrants and underwriter’s unit purchase option.

Until September 27, 2007, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

$56,000,000

ALYST ACQUISITION CORP.

7,000,000 Units

PROSPECTUS

Ferris, Baker Watts Incorporated	Jesup & Lamont Securities Corporation
Maxim Group LLC

June 29, 2007